UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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CB Richard Ellis Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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11150 Santa Monica Blvd., Suite 1600

Los Angeles, California 90025

(310) 405-8900

April 23, 2009

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of CB Richard Ellis Group, Inc., I cordially invite you to attend our 2009 Annual Meeting of Stockholders to be held at 8:00 a.m. (PDT), on Tuesday, June 2, 2009, at 11150 Santa Monica Blvd., Room 120, Los Angeles, California.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the 2009 Annual Meeting of Stockholders. Once the business of the 2009 Annual Meeting of Stockholders has been concluded, stockholders will be given the opportunity to ask questions.

We sincerely hope you will be able to attend our 2009 Annual Meeting of Stockholders. However, whether or not you are personally present, it is important that your shares be represented.

We are pleased to offer multiple options for voting your shares. As detailed in the section of the Proxy Statement called “Questions and Answers About the Annual Meeting—How Do I Vote?,” you may vote your shares by telephone, via the Internet, by mail or in person by written ballot at the 2009 Annual Meeting of Stockholders.

Thank you for your continued support of CB Richard Ellis Group, Inc.

Sincerely yours,

Brett White
President and Chief Executive Officer

CB Richard Ellis Group, Inc.

11150 Santa Monica Blvd., Suite 1600

Los Angeles, California 90025

(310) 405-8900

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

Please join us for the 2009 Annual Meeting of Stockholders of CB Richard Ellis Group, Inc. The meeting will be held at 8:00 a.m. (PDT), on Tuesday, June 2, 2009, at 11150 Santa Monica Blvd., Room 120, Los Angeles, California.

The purposes of the 2009 Annual Meeting of Stockholders are:

(1)	To elect the 10 directors named in the attached Proxy Statement;

(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm;

(3)	To approve a one-time stock option exchange program;

(4)	To approve an amendment to our Restated Certificate of Incorporation to increase the total number of shares of common stock that we are authorized to issue from 325,000,000 shares to 525,000,000 shares; and

(5)	To transact any other business properly introduced at the Annual Meeting.

You must own shares of CB Richard Ellis Group, Inc. common stock at the close of business on April 9, 2009, the record date for the 2009 Annual Meeting of Stockholders, to attend and vote at the Annual Meeting and at any adjournments or postponements of the meeting. If you plan to attend, please bring a picture I.D., and if your shares are held in “street name” (i.e., through a broker, bank or other nominee), a copy of a brokerage statement reflecting your stock ownership as of April 9, 2009. Regardless of whether you will attend, please vote electronically through the internet or by telephone or by completing and mailing your proxy card if you receive paper copies of the proxy materials, so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on either the notice of internet availability of proxy materials you received or the proxy card if you received paper copies of the proxy materials. Voting in any of these ways will not prevent you from voting in person at the 2009 Annual Meeting of Stockholders.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of this Proxy Statement and our 2008 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2008 Annual Report and a form of proxy card or voting instruction card. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

By Order of the Board of Directors

Laurence H. Midler
Executive Vice President, General Counsel and Secretary

Los Angeles, California

April 23, 2009

This Proxy Statement and accompanying proxy card are available beginning April 23, 2009 in connection with the solicitation of proxies by the Board of Directors of CB Richard Ellis Group, Inc., a Delaware corporation, for use at the 2009 Annual Meeting of Stockholders, which we may refer to alternatively as the “Annual Meeting.” We may refer to ourselves in this Proxy Statement alternatively as “CBRE,” the “Company,” “we,” “us” or “our” and we may refer to our Board of Directors as the “Board.” A copy of our Annual Report to Stockholders for the 2008 fiscal year, including financial statements, is being sent simultaneously with this Proxy Statement to each stockholder who requested paper copies of these materials and will also be available at www.cbre.com/AnnualMeeting.

Page
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1
What is the purpose of the Annual Meeting of Stockholders?	1
Who can attend the Annual Meeting?	1
What am I voting on?	1
What are the Board’s recommendations?	1
Why are we voting on the option exchange program?	1
Why are we voting on an increase in our authorized shares of common stock?	2
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?	2
Who may vote?	2
Who counts the votes?	2
Is my vote confidential?	2
What vote is required to pass an item of business at the Annual Meeting?	2
How will shares in the 401(k) plan be counted?	3
How do I vote?	3
Can I revoke my proxy?	3
What happens if additional matters are presented at the Annual Meeting?	4
How much did this proxy solicitation cost?	4
Where can I find corporate governance materials?	4
Is there a Chief Compliance Officer?	4
Is there a Disclosure Committee?	4
Is there an internal audit group?	5
What is the “householding” of annual disclosure documents?	5

INFORMATION ABOUT THE BOARD	6
Proposal No. 1: Nominees for Election to the Board	6
Compensation of Directors	8
Director Compensation	9
Board Structure	10
Executive Sessions of Non-Management Directors	10
Board Meetings	10
Board Committees	11
Audit Committee Report	13

CORPORATE GOVERNANCE	14
Board and Committee Governing Documents	14
Compensation Committee Interlocks and Insider Participation	15
Communications with the Board	15
Nomination Process for Director Candidates	16
Director Independence	17
Audit Committee Financial Experts	18
Audit Committee Pre-Approval Policy	19
Principal Accountant Fees and Services	19
Board Attendance at Annual Meeting of Stockholders	20
Submission of Stockholder Proposals and Board Nominees	20

OTHER COMPANY PROPOSALS	22
Proposal No. 2: Ratification of Independent Registered Public Accounting Firm	22
Proposal No. 3: Approval of the Option Exchange Program	23
Proposal No. 4: Amendment to our Restated Certificate of Incorporation to Increase the Number of Authorized Shares of our Common Stock from 325,000,000 to 525,000,000 Shares	34

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting of Stockholders?    At the Annual Meeting, stockholders will vote upon matters described in the Notice of Annual Meeting and this Proxy Statement, including the election of directors, the ratification of the selection of KPMG LLP as our independent registered public accounting firm, the approval of a one-time stock option exchange program, and the approval of an increase in the total number of shares of Class A common stock, $0.01 par value per share, or common stock, that we are authorized to issue from 325,000,000 shares to 525,000,000 shares. In addition, once the business of the Annual Meeting is concluded, members of management will respond to questions raised by stockholders, as time permits.

Who can attend the Annual Meeting?    All of our stockholders as of the April 9, 2009 record date for the Annual Meeting, or individuals holding their duly appointed proxies, may attend the Annual Meeting. You should be prepared to present photo identification for admittance. Appointing a proxy in response to this solicitation will not affect a stockholder’s right to attend the Annual Meeting and to vote in person. Please note that if you hold your common stock in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of April 9, 2009 to gain admittance to the Annual Meeting.

What am I voting on?    You are voting on:

•	The election of 10 director nominees to the Board;

•	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm;

•	The approval of the option exchange program;

•	The approval of an increase in the total number of shares of common stock that we are authorized to issue from 325,000,000 shares to 525,000,000 shares; and

•	Any other matters properly introduced at the Annual Meeting.

What are the Board’s recommendations?    The Board recommends a vote:

•	for election of the nominated slate of directors (see Proposal No. 1);

•

for ratification of the selection of KPMG LLP, an independent registered public accounting firm, to be the auditors of our annual financial statements for the fiscal year ending December 31, 2009 (see Proposal No. 2);

•	for approval of the option exchange program (see Proposal No. 3); and

•	for approval of an increase in the total number of shares of common stock that we are authorized to issue from 325,000,000 shares to 525,000,000 shares (see Proposal No. 4).

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

Why are we voting on the option exchange program?    We are proposing this option exchange program because the recent and substantial decline in the market price of our common stock has reduced the performance and retention incentives provided by our equity award programs for employees, in particular those receiving awards since our initial public offering in 2004. The option exchange program is part of our ongoing commitment to align the interests of our employees (including executive officers) closely with those of our stockholders.

Why are we voting on an increase in our authorized shares of common stock?    We believe that an amendment to our Restated Certificate of Incorporation to increase the total number of shares of common stock that we are authorized to issue from 325,000,000 shares to 525,000,000 shares will allow us to maintain the Company’s flexibility in responding to future business and financing needs and other opportunities and therefore is in the best interests of the Company and its stockholders. These additional shares will be used for general corporate purposes.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?    Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, the Company sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact of the Annual Meeting.

Who may vote?    You may vote if you owned shares of our common stock at the close of business on April 9, 2009, which is the record date for the Annual Meeting. You are entitled to one vote on each matter presented at the Annual Meeting for each share of common stock you owned on that date. As of April 9, 2009, we had 264,925,880 shares of common stock outstanding.

Who counts the votes?    BNY Mellon Shareowner Services will count the votes. The Board has appointed BNY Mellon Shareowner Services as the independent inspector of the election.

Is my vote confidential?    Yes, your proxy card, ballot, and voting records will not be disclosed to us unless applicable law requires disclosure, you request disclosure, or your vote is cast in a contested election (which is not applicable in 2009). If you write comments on your proxy card, your comments will be provided to us, but how you voted will remain confidential.

What vote is required to pass an item of business at the Annual Meeting?    In the election for directors (Proposal No. 1), because we have 10 nominees for 10 possible director positions (i.e., an uncontested election) each of the director nominees must receive at least a majority of the votes present and entitled to vote. The Board adopted a policy to institute majority voting for directors in uncontested director elections beginning in 2008. This policy requires that directors tender their resignation upon failure to achieve a majority vote in an uncontested director election. The Corporate Governance and Nominating Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will then consider the resignation taking into account the Corporate Governance and Nominating Committee’s recommendation and announce publicly within 90 days its decision of whether to accept or reject the resignation.

To ratify our Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm (Proposal No. 2) and to approve the option exchange program (Proposal No. 3), the affirmative vote of a majority of those shares of common stock present and entitled to vote is required. To approve the increase in our authorized shares of common stock (Proposal No. 4), a majority of our issued and outstanding shares of common stock is required.

If you are a beneficial owner of our common stock and do not provide your broker with voting instructions, your beneficially owned shares may constitute broker non-votes and, under applicable law, are not included in the affirmative vote of a majority required for passage of the proposal. Abstentions are similarly not included in the affirmative vote count. In order to hold the Annual Meeting, we need to have a quorum of a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the election of directors, the ratification of auditors and the approval of the increase in our authorized shares of common stock, the broker may vote your shares in its discretion. Proposal No. 3 to approve the option exchange program is considered a non-routine matter, and as a result, your broker, bank or other nominee may not vote your common stock on this proposal unless you give voting instructions. Shares of common stock which brokers are otherwise voting except for Proposal No. 3 are counted toward the quorum requirement, but they do not affect the determination of whether this non-routine proposal is approved, so long as the approval threshold described above is obtained.

How will shares in the 401(k) plan be counted?    If you hold common stock in our 401(k) plan as of April 9, 2009, the enclosed proxy card also serves as your voting instruction to Vanguard Fiduciary Trust Company, the trustee of our 401(k) plan, provided that you furnish your voting instructions over the Internet or by telephone, or that the enclosed proxy card is signed, returned and received, by 2:00 p.m. (PDT) on May 29, 2009. If voting instructions are not received by such time, the common stock in our 401(k) plan will be voted by the trustee in proportion to the shares for which the trustee timely receives voting instructions.

How do I vote?    If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. However, if your common stock is held in the name of your broker, bank or other nominee, and you want to vote in person, you will need to obtain a legal proxy from the institution that holds your common stock indicating that you were the beneficial owner of this common stock on April 9, 2009, the record date for voting at the Annual Meeting.

If your common stock is held in your name, there are three ways for you to vote by proxy:

•	If you received a paper copy of the proxy materials by mail, mail the proxy card in the enclosed return envelope;

•	Call 1-866-580-9477; or

•	Log on to the internet at: http://www.eproxy.com/cbg and follow the instructions at that site. The website address for Internet voting is also provided on your Notice.

Telephone and internet voting will close at 8:59 p.m. (PDT) on June 1, 2009, unless you are voting common stock held in our 401(k) plan, in which case the deadline for voting is 2:00 p.m. (PDT) on May 29, 2009. Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your common stock: FOR all of the nominees for director named in this Proxy Statement; FOR the ratification of KPMG LLP as our independent registered public accounting firm; FOR approval of the option exchange program; and FOR the increase in our authorized shares of common stock.

If your common stock is held in the name of your broker, bank or other nominee, you should receive separate instructions from the holder of your common stock describing how to vote your common stock.

Even if you plan to attend the Annual Meeting, we recommend that you vote your common stock in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Can I revoke my proxy?    Yes, you can revoke your proxy if your common stock is held in your name by:

•	Filing written notice of revocation before our Annual Meeting with our Secretary, Laurence H. Midler, at the address shown on the front of this Proxy Statement;

•	Signing a proxy bearing a later date; or

•	Voting in person at the Annual Meeting.

If your common stock is held in the name of your broker, bank or other nominee, please follow the voting instructions provided by the holder of your common stock regarding how to revoke your proxy.

What happens if additional matters are presented at the Annual Meeting?    Other than the four proposals described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If any other matters are properly introduced for a vote at the Annual Meeting and if you grant a proxy, the persons named as proxy holders will have the discretion to vote your common stock on any such additional matters.

How much did this proxy solicitation cost?    We will bear the cost of soliciting proxies. We have hired Georgeson Inc. to assist in the distribution of proxy materials and solicitation of votes for $11,000, plus reasonable out-of-pocket expenses. Our employees, officers and directors may also solicit proxies, but without additional compensation. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.

Where can I find corporate governance materials?    Our Corporate Governance Guidelines, Standards of Business Conduct, Code of Ethics for Senior Financial Officers, Policy Regarding Transactions with Related Parties, Equity Award Policy and the charters for the Acquisition Committee, Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Executive Committee are published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com. We are not including the other information contained on, or available through, our website as a part of, or incorporating such information by reference into, this Proxy Statement.

Is there a Chief Compliance Officer?    Laurence H. Midler, our Executive Vice President, General Counsel and Secretary, serves as our Chief Compliance Officer. Mr. Midler was appointed Chief Compliance Officer as part of the Board’s commitment to legal and regulatory compliance at the highest levels and its desire to promote legal and regulatory compliance, education and reporting. Mr. Midler makes regular reports to the Board on legal and compliance matters.

Is there a Disclosure Committee?    We have a Public Disclosure Committee comprised of members of management responsible for considering the materiality of information and making disclosure decisions on a timely basis. The Public Disclosure Committee operates pursuant to a Communications and Fair Disclosure Policy as well as the Disclosure Committee Charter that provides, among other things, that the Public Disclosure Committee: (1) have access to all our books, records and personnel, as well as our independent registered public accounting firm and outside legal counsel; (2) design, establish and maintain disclosure controls and procedures for the SEC reporting process and modify them from time to time, as appropriate; (3) review all financial press releases; (4) review and oversee the preparation of all filings with the SEC; (5) suggest appropriate disclosures or opine on disclosure issues; (6) evaluate changes in SEC and New York Stock Exchange, or NYSE, disclosure rules and make recommendations regarding their impact on us; (7) receive and review regular updates from our management and internal auditors; (8) discuss material items with employees in the internal audit function and our management to ensure appropriate disclosure; (9) perform an annual review of the performance of the Public Disclosure Committee and its members; (10) maintain written records necessary to evidence procedures followed in connection with the preparation and approval of any disclosure documents; and (11) annually review and reassess the adequacy of our disclosure controls and the procedures and practices of the Public Disclosure Committee. We formally established the Public Disclosure Committee in July 2004. Our Communications and Fair Disclosure Policy is published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com.

Is there an internal audit group?    Our Vice President of our internal audit group is our employee and reports directly to the Audit Committee of our Board and administratively to our Chief Financial Officer. Our Vice President of Internal Audit is ultimately accountable to our Board and our Audit Committee, and our Audit Committee has the ultimate authority and responsibility to appoint, retain, evaluate and, where appropriate, replace the internal audit Vice President. We outsource a portion of our internal audit function to a third-party provider.

What is the “householding” of annual disclosure documents?    The SEC has adopted rules governing the delivery of annual disclosure documents that permit us to send a single set of our annual report and proxy statement to any household at which two or more shareholders reside if we believe that the shareholders are members of the same family. This rule benefits both shareholders and us by reducing the volume of duplicate information received and our expenses. Each shareholder will continue to receive a separate proxy card. If your household received a single set of disclosure documents for this year, but you would prefer to receive your own copy, or if you share an address with another shareholder and together both of you wish to receive only a single set of our annual disclosure documents, please contact our Investor Relations Department by: (a) mail at CB Richard Ellis Group, Inc., Attention: Investor Relations, 200 Park Ave., 17th Floor, New York, New York 10166, (b) telephone at (212) 984-6515, or (c) e-mail at investorrelations@cbre.com.

INFORMATION ABOUT THE BOARD

PROPOSAL NO. 1

NOMINEES FOR ELECTION TO THE BOARD

At the Annual Meeting, our stockholders will elect 10 directors to serve until our annual meeting of stockholders in 2010 or until their respective successors are elected and qualified. The candidates listed below are nominated by the Board based on the recommendation of the Corporate Governance and Nominating Committee, or Governance Committee. They were selected on the basis of outstanding achievement in their careers, broad experience, wisdom, integrity, understanding of our business environment, willingness to devote adequate time to Board duties, and their ability to make independent, analytical inquiries. All nominees are presently directors of CBRE and each of the nominees has consented, if elected as a director to our Board, to serve until his or her term expires. The Board is committed to diversified membership. In selecting nominees, the Board does not discriminate on the basis of race, color, national origin, gender, religion, disability, or sexual preference.

Your proxy holder will vote your common stock for the Board’s nominees, unless you instruct otherwise. If a nominee is unable to serve as a director, your proxy holder may vote for any substitute nominee proposed by the Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE 10 NOMINEES LISTED BELOW.

Name	Age	Position
Richard C. Blum	73	Chairperson; Executive Committee Chairperson; Governance Committee and Acquisition Committee member
Patrice M. Daniels	48	Director; Audit Committee Chairperson
Curtis F. Feeny	51	Director; Governance Committee Chairperson
Bradford M. Freeman	67	Director; Compensation Committee, Governance Committee and Acquisition Committee member
Michael Kantor	69	Director; Acquisition Committee member
Frederic V. Malek	72	Director; Compensation Committee Chairperson; Audit Committee member
Jane J. Su	45	Director; Compensation Committee member
Brett White	49	Director, President and Chief Executive Officer; Acquisition Committee Chairperson; Executive Committee member
Gary L. Wilson	69	Director; Audit Committee member
Ray Wirta	65	Vice Chairperson; Executive Committee and Acquisition Committee member

Richard C. Blum

Mr. Blum has been Chairperson of our Board since September 2001 and a member of our Board since July 2001. He is the Chairman and President of Richard C. Blum & Associates, Inc., the general partner of Blum Capital Partners, L.P., a long-term strategic equity investment management firm that acts as general partner for various investment partnerships and provides investment advisory services, which he founded in 1975. Mr. Blum holds a B.A. and an M.B.A. from the University of California, Berkeley.

Patrice M. Daniels

Ms. Daniels has been a member of our Board since February 2004. She is a founding partner of Blue Sky Advisors, Inc., providing strategic and financial advisory services to growth companies. From June 2006 to June

2007, Ms. Daniels served as Senior Vice President of GE Commercial Finance. From its founding in 2001 until 2005, Ms. Daniels was a partner of Onyx Capital Ventures, L.P., a minority-owned private equity investment firm. She previously served as Managing Director, Corporate and Leveraged Finance for CIBC World Markets and Bankers Trust Company. She holds a B.S. from the University of California, Berkeley and an M.B.A. from the University of Chicago Graduate School of Business.

Curtis F. Feeny

Mr. Feeny has been a member of our Board since December 2006. He has been a Managing Director of Voyager Capital, a venture capital firm, since January 2001. Mr. Feeny was a director of Trammell Crow Company from May 2001 through December 2006. From 1992 through 2000, Mr. Feeny served as Executive Vice President of Stanford Management Co., which manages the $15 billion endowment of Stanford University. Mr. Feeny holds a B.S. from Texas A&M University and an M.B.A. from Harvard Business School.

Bradford M. Freeman

Mr. Freeman has been a member of our Board since July 2001. Mr. Freeman is a founding partner of Freeman Spogli & Co. Incorporated, a private investment company founded in 1983. He is also a member of the board of directors of Edison International and Southern California Edison Company. Mr. Freeman holds a B.A. from Stanford University and an M.B.A. from Harvard Business School.

Michael Kantor

Mr. Kantor has been a member of our Board since February 2004. Mr. Kantor has been a partner with the law firm of Mayer Brown LLP since March 1997. From 1993 to 1996, he served as the U.S. Trade Representative and from 1996 to 1997 as U.S. Secretary of Commerce. Mr. Kantor is also a member of the advisory board of directors of ING USA and a member of the international advisory board of Fleishman-Hillard. Mr. Kantor holds a B.A. from Vanderbilt University and a J.D. from Georgetown University.

Frederic V. Malek

Mr. Malek has been a member of our Board since September 2001. He has served as Chairman of Thayer Capital Partners, a merchant banking firm he founded, since 1993. He also serves on the boards of directors of Automatic Data Processing, Inc. and Dupont Fabros Technology, Inc. Mr. Malek holds a B.S. from the U.S. Military Academy at West Point and an M.B.A. from Harvard Business School.

Jane J. Su

Ms. Su has been a member of our Board since October 2006. Ms. Su is a partner at Blum Capital Partners, L.P. Prior to joining Blum Capital Partners, L.P. in 2002, she was a principal of Banc of America Equity Partners—Asia from 1996 to 2000. Ms. Su holds a B.A. from Dartmouth College and an M.B.A. from the Stanford Graduate School of Business.

Brett White

Mr. White is our President and Chief Executive Officer. Mr. White has been a member of our Board since September 2001. He was Chairman of the Americas of CB Richard Ellis Services, Inc. from May 1999 to September 2001 and was its President of Brokerage Services from August 1997 to May 1999. Previously, he was one of its Executive Vice Presidents from March 1994 to July 1997 and Managing Officer of its Newport Beach, California office from May 1993 to March 1994. Mr. White is also a member of the board of directors of Edison International and Southern California Edison Company, and a Trustee of the University of San Francisco. Mr. White holds a B.A. from the University of California, Santa Barbara.

Gary L. Wilson

Mr. Wilson has been a member of our Board since September 2001. Mr. Wilson is a private investor. He previously served as Chairman of Northwest Airlines Corporation from April 1997 to May 2007 and prior to that as its Co-Chairman from January 1991 to April 1997. Mr. Wilson also serves on the board of directors of Yahoo! Inc. and is currently a Trustee Emeritus of Duke University, a member of the Board of Overseers of the Keck School of Medicine of the University of Southern California, a member of the NCAA Leadership Advisory Board and a member of the board of directors of Millennium Promise. Mr. Wilson holds a B.A. from Duke University and an M.B.A. from the Wharton Graduate School of Business and Commerce at the University of Pennsylvania.

Ray Wirta

Mr. Wirta has been the Vice Chairperson of our Board since June 2005 and has been a member of our Board since September 2001. Mr. Wirta served as our Chief Executive Officer from September 2001 to June 2005. From May 1999 to September 2001, he served as Chief Executive Officer of CB Richard Ellis Services, Inc. and served as its Chief Operating Officer from May 1998 to May 1999. Mr. Wirta also serves as Chairperson of the board of directors of Realty Finance Corporation. Mr. Wirta holds a B.A. from California State University, Long Beach and an M.B.A. in International Management from Golden Gate University.

COMPENSATION OF DIRECTORS

Our director compensation policy provides for the following annual compensation for each of our non-employee directors:

•	a $30,000 annual cash retainer;

•	a grant of a number of unrestricted shares of our common stock with a fair market value equal to $10,000 on the date of grant;

•

a stock option grant for a number of shares equal to $50,000 divided by the fair market value of our common stock on the date of grant, which vest in quarterly installments over a three-year period from the date of grant and which expire, to the extent unexercised, seven years from the date of grant; and

•

a restricted stock grant for a number of shares equal to $35,000 divided by the fair market value of our common stock on the date of grant, which vest in full on the third (3rd) anniversary of the date of the grant, provided that under certain circumstances where a director does not continue to serve, the shares vest immediately prior to such departure in the amount of one-third (1/3) of the total number of shares subject to the grant for each full year the director served on the Board after the date of grant.

Pursuant to this policy, our directors also receive an additional payment of $2,000 per Board meeting attended and $1,000 per committee meeting attended (regardless of whether the meeting attended is scheduled in conjunction with a Board meeting). The chairperson of the Audit Committee receives an additional annual cash retainer of $15,000, and the chairpersons of the Governance Committee and Compensation Committee receive additional annual cash retainers of $10,000 each.

We also reimburse our non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors. Our employee directors do not receive any fees for attendance at meetings or for their service on our Board.

DIRECTOR COMPENSATION

The following table provides compensation information for the fiscal year ended December 31, 2008 for each member of our Board during the year, other than Robert Sulentic and Brett White, who are our executive officers. Compensation information for Mr. Sulentic, who is no longer a director, and Mr. White is described beginning on page 37 under “Executive Compensation—Compensation Discussion and Analysis.” Mr. Sulentic resigned from the Board as a result of a new Board policy regarding eligibility of the holder of certain officer positions to serve on the Board. For stock and option awards, the dollar amounts set forth in the table below reflect the dollar amounts recognized by us for financial statement reporting purposes with respect to the fiscal year ended December 31, 2008 in accordance with Statement of Financial Accounting Standards No. 123—Revised, “Share Based Payment”, or SFAS 123R.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) (3)(6) ($)	Option Awards (4) (5)(6) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Richard C. Blum	$43,000	$41,654	$21,072	—	—	$105,726
Patrice M. Daniels	64,000	41,654	21,072	—	—	126,726
Thomas A. Daschle	38,000	13,925	11,977	—	—	63,902
Curtis F. Feeny	52,000	31,807	14,349	—	—	98,156
Bradford M. Freeman	46,000	41,654	21,072	—	—	108,726
Michael Kantor	45,000	41,654	23,128	—	—	109,782
Frederic V. Malek	63,000	41,654	21,072	—	—	125,726
Jane J. Su	45,000	33,259	15,568	—	—	93,827
Gary L. Wilson	49,000	41,654	25,184	—	—	115,838
Ray Wirta	42,000	27,984	11,595	—	—	81,579

(1)	Includes fees associated with attendance at meetings and chairing a Board Committee.

(2)	At December 31, 2008, (i) each of Ms. Daniels and Messrs. Blum, Freeman, Kantor, Malek and Wilson held an aggregate of 3,515 shares of unvested stock awards, (ii) Senator Daschle did not hold any unvested stock awards as a result of his resignation from our Board on December 2, 2008, (iii) Mr. Feeny held an aggregate of 2,825 shares of unvested stock awards, (iv) Ms. Su held an aggregate of 2,999 shares of unvested stock awards, and (v) Mr. Wirta held an aggregate of 2,486 shares of unvested stock awards.

(3)	Each of Ms. Daniels and Su and Messrs. Blum, Feeny, Freeman, Kantor, Malek, Wilson, Wirta and Senator Daschle was awarded 454 unrestricted shares of our common stock and 1,590 restricted shares of our common stock pursuant to our director compensation policy, valued at the fair market value of our common stock of $22.00 on the award date of June 2, 2008, for a total value of $44,968.

(4)	Each of Ms. Daniels and Su and Messrs. Blum, Feeny, Freeman, Kantor, Malek, Wilson, Wirta and Senator Daschle was awarded a grant of an option to purchase 2,272 shares of our common stock pursuant to our director compensation policy, with a per share fair value of $9.6894 on the award date of June 2, 2008.

(5)	At December 31, 2008, (i) each of Ms. Daniels and Messrs. Freeman and Malek held an aggregate of 18,344 unexercised stock options, (ii) Mr. Blum held an aggregate of 9,497 unexercised stock options, (iii) Senator Daschle held an aggregate of 4,363 unexercised stock options, (iv) Mr. Kantor held an aggregate of 59,915 unexercised stock options, (v) Mr. Feeny held an aggregate of 4,199 unexercised stock options, (vi) Ms. Su held an aggregate of 4,547 unexercised stock options, (vii) Mr. Wirta held an aggregate of 3,552 unexercised stock options which he received as a non-employee director of our Board and 300,000 unexercised options which were awarded in connection with his employment as our Chief Executive Officer from 1998 to 2005 and The Wirta Family Trust, of which Mr. Wirta serves as a co-trustee, held an aggregate of 1,894,879 unexercised stock options (which were awarded in connection with his employment as our Chief Executive Officer from 1998 to 2005), and (vii) Mr. Wilson held an aggregate of 101,486 unexercised stock options.

(6)	On December 2, 2008, Senator Daschle resigned from our Board. Consequently, 3,515 unvested restricted shares of our common stock and options to purchase 3,364 shares of our common stock, each previously issued under our director compensation policy, were cancelled. We would have recognized an additional expense of $28,361 with respect to his unvested restricted stock granted and an additional expense of $6,435 with respect to his unvested options had Senator Daschle continued his service on our Board.

BOARD STRUCTURE

Our Board currently consists of 10 directors. The Board has determined that each of Ms. Daniels and Su and Messrs. Blum, Freeman, Feeny, Kantor, Malek and Wilson is “independent,” as described in greater detail under the heading titled “Corporate Governance—Director Independence” below. All of our directors are elected at each annual meeting of stockholders and hold office until the next election. The Board has authority under our By-laws to fill vacancies and to increase or, upon the occurrence of a vacancy, decrease its size between annual meetings of stockholders.

As described in greater detail under the heading titled “Related-Party and Other Transactions Involving Our Officers and Directors—Securityholders’ Agreement,” pursuant to a securityholders’ agreement, our stockholders affiliated with Blum Capital Partners, L.P. are entitled to nominate a percentage of our total number of directors that is equivalent to the percentage of the outstanding common stock beneficially owned by these affiliates, with this percentage of our directors being rounded up to the nearest whole number of directors. Accordingly, these affiliates of Blum Capital Partners have nominated Mr. Blum and Ms. Su to our Board.

EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS

Our non-management directors meet without management present each time the full Board convenes for a regularly scheduled meeting. If the Board convenes for a special meeting, the non-management directors will meet in executive session if circumstances warrant. The Chairperson of the Board, who is a non-management director, presides over executive sessions of the Board.

The Board welcomes communications from stockholders. For information on how to communicate with our independent directors, please refer to the information set forth under the heading “Corporate Governance—Communications with the Board”.

BOARD MEETINGS

The Board held seven regularly scheduled and special meetings during the past fiscal year to review significant developments, engage in strategic planning, and act on matters requiring Board approval. Each incumbent director attended an aggregate of at least 75 percent of the Board meetings and the meetings of committees on which he or she served during the period that he or she served during 2008.

BOARD COMMITTEES

Committee	Members	Functions and Additional Information	Number of Meetings in Fiscal 2008
Acquisition	Brett White (1) Richard C. Blum Bradford M. Freeman Michael Kantor Ray Wirta

•      Review and recommend acquisition strategies to the full Board

•      May investigate acquisition candidates

•      Review and approve merger and acquisition transactions above the Chief Executive Officer’s authority and up to the dollar thresholds set by the Board

•      May review and make recommendations to the full Board on merger, acquisition and investment transactions that exceed the Acquisition Committee’s approval authority

1(2)

Audit	Patrice M. Daniels (1) Frederic V. Malek Gary L. Wilson

•      Retain, compensate, oversee and terminate any independent registered public accounting firm in connection with the financial audit, and approve all audit and any permissible non-audit services provided by our independent auditors

•      Receive direct reports from our independent auditors

•      Review and discuss annual audited and quarterly unaudited financial statements with management and our independent auditors

•      Review with our independent auditor any audit matters and management’s response

•      Discuss earnings releases, financial information and earnings guidance provided to analysts and rating agencies

•      Establish procedures to handle complaints regarding accounting, internal accounting controls or auditing matters

•      Obtain and review, at least annually, an independent auditors’ report describing the independent auditors’ internal quality-control procedures and any material issues raised by the most recent internal quality-control review of the independent auditors or any inquiry by governmental authorities

•      Set hiring policies for employees or former employees of the independent auditors

•      Retain independent legal counsel and other outside advisors as it deems necessary to carry out its duties

•      Our Board has determined that each member of our Audit Committee is “independent,” as defined under and required by federal securities laws and the rules of the NYSE

8

Committee	Members	Functions and Additional Information	Number of Meetings in Fiscal 2008
Compensation	Frederic V. Malek (1) Bradford M. Freeman Jane J. Su

•      Review executive compensation policies, plans and programs

•      Review and approve compensation for our chief executive officer and our other executive officers

•      Review and approve any employment contracts or similar arrangement between us and any of our executive officers

•      Review and consult with our chief executive officer concerning performance of individual executives and related matters

•      Administer our stock plans, incentive compensation plans and any such plans that the Board may from time to time adopt, and exercise all the powers, duties and responsibilities of the Board with respect to such plans

•      Our Board has determined that each member of our Compensation Committee is “independent,” as defined under and required by the rules of the NYSE

5

Corporate Governance and Nominating	Curtis F. Feeny (1) Richard C. Blum Bradford M. Freeman (3)

•      Recommend to the Board proposed nominees for election to the Board by our stockholders, including an annual review as to the renominations of incumbents and proposed nominees for election by the Board to fill vacancies that occur between stockholder meetings

•      Make recommendations to the Board regarding corporate governance matters and practices, including as to director compensation and directors and officers liability insurance

•      Review and consult with our chief executive officer concerning selection of officers and management succession planning

•      Our Board has determined that each member of the Governance Committee is “independent,” as defined under and required by the rules of the NYSE

4

Executive	Richard C. Blum (1) Brett White Ray Wirta

•      Implements policy decisions of the Board

•      Acts on the Board’s behalf between Board meetings, including the approval of transactions that do not exceed dollar thresholds established by the full Board

1(2)

(1)	Committee Chairperson.

(2)	Our Acquisition Committee met once in 2008 but acted two times by unanimous written consent. Our Executive Committee met once in 2008 but acted three times by unanimous written consent.

(3)	Bradford M. Freeman was elected to the Governance Committee in December 2008 replacing Senator Thomas A. Daschle on the committee.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of three directors, each of whom is independent under NYSE rules and applicable securities laws. The Board of Directors has determined that each member of the Audit Committee is financially literate as required under NYSE rules. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is published in the Corporate Governance section of the Investor Relations page of our website at www.cbre.com.

The Audit Committee assists the Board in fulfilling its responsibilities to the stockholders with respect to our independent auditors, our corporate accounting and reporting practices, and the quality and integrity of our financial statements and reports. Since the effective date of the Sarbanes-Oxley Act of 2002, the Audit Committee has become responsible for the appointment, compensation and oversight of the work of our independent auditors.

The Audit Committee discussed with our independent auditors the scope, extent and procedures for the fiscal 2008 audit. Following completion of the audit, the Audit Committee met with our independent auditors, with and without management present, to discuss the results of their examinations, the cooperation received by the auditors during the audit examination, their evaluation of our internal controls over financial reporting and the overall quality of our financial reporting.

Management is primarily responsible for our financial statements, reporting process and systems of internal controls. In ensuring that management fulfilled that responsibility, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Discussion topics included the quality and acceptability of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and an assessment of the work of the independent auditors.

The independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The Audit Committee reviewed and discussed with the independent auditors their judgments as to the quality and acceptability of our accounting principles and such other matters as are required to be discussed under generally accepted auditing standards pursuant to Statement of Auditing Standards No. 61 and Rule 2-07 of Regulation S-X. In addition, the Audit Committee received from the independent auditors written disclosures and a letter regarding their independence as required by applicable rules of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee, discussed with the independent auditors their independence from us and our management, and considered the compatibility of non-audit services with the auditors’ independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board (and the Board subsequently approved) the inclusion of the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

In addition, the Audit Committee selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. The Board concurred with the selection of KPMG LLP. The Board has recommended to the stockholders that they ratify and approve the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by our employees, received through established procedures, of concerns regarding questionable accounting or auditing matters. The Audit Committee approved establishment of an ethics and compliance program in 2004 and receives periodic reports from the Chief Compliance Officer regarding that program.

Audit Committee

Patrice M. Daniels, Chair

Frederic V. Malek

Gary L. Wilson

Notwithstanding any statement in any of our filings with the SEC that might incorporate part or all of any future filings with the SEC by reference, including this Proxy Statement, the foregoing Report of the Audit Committee is not incorporated into any such filings.

CORPORATE GOVERNANCE

BOARD AND COMMITTEE GOVERNING DOCUMENTS

The Board has adopted a Standards of Business Conduct applicable to our directors, officers and employees, a Code of Ethics for Senior Financial Officers applicable to our chief executive officer, chief financial officer and chief accounting officer, Corporate Governance Guidelines, a Policy Regarding Transactions with Related Parties, and an Equity Award Policy. In addition, the Acquisition Committee, Audit Committee, Compensation Committee, Governance Committee and Executive Committee have adopted charters, which, along with the aforementioned policies, are published in the Corporate Governance section of the Investors Relations page on our website at www.cbre.com. In addition, these documents also are available in print to any stockholder who requests a copy from our Investor Relations Department at CB Richard Ellis Group, Inc., 200 Park Ave., 17th Floor, New York, New York 10166, or by email at investorrelations@cbre.com. In accordance with the Corporate Governance Guidelines, the Board and each of the Compensation Committee, Audit Committee and Governance Committee conducts an annual performance self-assessment with the purpose of increasing effectiveness of the Board and its committees. The Company’s website address provided above is not intended to function as a hyperlink, and the information on the Company’s website is not and should not be considered part of this Proxy Statement and is not incorporated by reference herein.

Majority Voting Standard to Elect Directors. In November 2007, the Board adopted a policy to institute majority voting for directors in uncontested director elections beginning in 2008. The Board amended the Corporate Governance Guidelines to require that directors tender their resignation upon failure to achieve a majority vote in an uncontested director election. The Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board would then consider such resignation, taking into account the Governance Committee’s recommendation and announce publicly within 90 days its decision of whether to accept or reject the resignation.

Stock Ownership Guidelines. Our Board is committed to director and senior management stock ownership. The Compensation Committee adopted Executive Officer Stock Ownership Guidelines that are applicable to all Section 16 officers, which were effective January 1, 2008, including the executive officers named in this Proxy Statement. Mr. White, our President and Chief Executive Officer, has a target minimum common stock ownership level of five times his annual base salary. Certain other executive officers named in this Proxy Statement (Messrs. Sulentic, Frese and Blain) have target minimum common stock ownership levels of three times their annual base salaries. At any time the executive officer’s equity holdings do not satisfy these guidelines, Messrs. Sulentic, Frese and Blain must retain 75% of the shares remaining after payment of taxes and exercise price upon exercise of stock options or upon the vesting of restricted stock. Shares counting toward achievement of the guideline include: shares owned outright (either directly or indirectly), vested restricted stock units, share equivalents in the deferred compensation plan, and allocated shares in other Company benefit plans. Unexercised outstanding stock options (whether or not vested) and unvested/unearned restricted and performance shares do not count toward the guideline.

The Board also adopted Stock Ownership Guidelines for Outside Directors, effective January 1, 2008. Each non-employee director has a target minimum common stock ownership level of five times the value of the annual restricted and unrestricted stock grants made by the Company to these outside directors pursuant to its then current director compensation plan. At any time these guidelines are not satisfied, the director must retain the shares remaining after payment of taxes and exercise price upon exercise of stock options or upon the vesting of restricted stock. Shares counting toward achievement of the guideline include: shares owned outright by the director (either directly or beneficially, e.g., through a family trust) and vested restricted stock or restricted stock units. Shares that do not count toward achievement of the guideline include: (a) shares held by mutual or hedge funds in which the outside director is a general partner, limited partner or investor; (b) unexercised outstanding stock options (whether or not vested); (c) unvested/unearned restricted stock or restricted stock units; and (d) shares transferred to an outside director’s employer pursuant to such firm’s policies.

Director Resignation Policy. The Board amended the Corporate Governance Guidelines to require that directors tender their resignation upon a change of employment. The Governance Committee would then consider whether such change in employment has any bearing on the director’s ability to serve, the Board’s goals regarding Board composition, and any other factors considered appropriate and relevant. The Board would then determine whether to accept or reject such resignation.

Management Succession. The Board periodically reviews with the CEO the management succession and development plan which includes the succession of the CEO in the event of an emergency or retirement, as well as the succession of other employees critical to our Company’s continued operations and success.

Amended Policy Regarding Transactions with Related Parties. Our Board has adopted a written related party transactions policy. See “Review and Approval of Transactions with Related Persons” on page 65.

For information related to the independence of Board members see “Director Independence” on page 17.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2008, the members of our Compensation Committee were Frederic V. Malek, Bradford M. Freeman and Jane J. Su. None of Messrs. Malek and Freeman or Ms. Su has ever been an officer or employee of our Company or any of our subsidiaries. During 2008, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Compensation Committee or Board.

In 2005, Mr. Malek committed to invest $2.0 million and Fargo Investments, L.P., of which Mr. Freeman is the general partner, committed to invest $5.0 million in CB Richard Ellis Strategic Partners IV, L.P. (through pooled co-investment vehicles organized for the investment of certain employees) on the same economic terms as unaffiliated investors. The Strategic Partner funds are closed-end real estate investment funds managed and sponsored by our subsidiary, CB Richard Ellis Investors. In 2008, Mr. Malek and Fargo Investments, L.P. funded their final committed amounts of $0.6 million and $1.4 million, respectively, in this investment. This investment was approved by our Board, including all of the disinterested members.

Transactions between us and the members of our Compensation Committee or entities affiliated with such members are also described beginning on page  64 under the heading titled “Related-Party and Other Transactions Involving Our Officers and Directors.”

COMMUNICATIONS WITH THE BOARD

Stockholders and other interested parties may write to the Chairperson of the Board (who acts as the lead independent director), the entire Board or any of its members at CB Richard Ellis Group, Inc., c/o Laurence H. Midler, General Counsel and Secretary, 11150 Santa Monica Blvd., Suite 1600, Los Angeles, California 90025. Stockholders and other interested parties also may e-mail the Chairperson, the entire Board or any of its members c/o larry.midler@cbre.com. The Board may not be able to respond to all stockholder inquiries directly. Therefore, the Board has developed a process to assist it with managing inquiries.

The General Counsel will perform a legal review in the normal discharge of his duties to ensure that communications forwarded to the Chairperson, the Board or any of its members preserve the integrity of the process. While the Board oversees management, it does not participate in day-to-day management functions or business operations, and is not normally in the best position to respond to inquiries with respect to those matters. For example, items that are unrelated to the duties and responsibilities of the Board such as spam, junk mail and mass mailings, ordinary course disputes over fees or services, personal employee complaints, business inquiries, new product or service suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements will not be forwarded to the Chairperson or any other director. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded to the Chairperson or any other director and will not be retained.

Any communication that is relevant to the conduct of our business and is not forwarded will be retained for one year and made available to the Chairperson and any other independent director on request. The independent directors grant the General Counsel discretion to decide what correspondence shall be shared with our management and specifically instruct that any personal employee complaints be forwarded to our Human Resources Department. If a response on behalf of the Board is appropriate, we gather any information and documentation necessary for answering the inquiry and provide the information and documentation as well as a proposed response to the appropriate directors. We also may attempt to communicate with the stockholder for any necessary clarification. Our General Counsel (or his designee) reviews and approves responses on behalf of the Board in consultation with the applicable director, as appropriate.

Certain circumstances may require that the Board depart from the procedures described above, such as the receipt of threatening letters or e-mails or voluminous inquiries with respect to the same subject matter. The Board, nevertheless, does consider stockholder questions and comments important, and endeavors to respond promptly and appropriately.

NOMINATION PROCESS FOR DIRECTOR CANDIDATES

The Governance Committee is, among other things, responsible for identifying and evaluating potential candidates and recommending candidates to the Board for nomination. The Governance Committee is governed by a written charter, a copy of which is published in the Corporate Governance section of the Investor Relations page of our website at www.cbre.com.

The Governance Committee regularly reviews the composition of the Board and whether the addition of directors with particular experiences, skills, or characteristics would make the Board more effective. When a need arises to fill a vacancy, or it is determined that a director possessing particular experiences, skills, or characteristics would make the Board more effective, the Governance Committee initiates a search. As a part of the search process, the Governance Committee may consult with other directors and members of senior management, and may hire a search firm to assist in identifying and evaluating potential candidates.

When considering a candidate, the Governance Committee reviews the candidate’s experiences, skills, and characteristics. The Governance Committee also considers whether a potential candidate would otherwise qualify for membership on the Board, and whether the potential candidate would likely satisfy the independence requirements of the NYSE as described below.

Candidates are selected on the basis of outstanding achievement in their professional careers, broad experience, personal and professional integrity, their ability to make independent, analytical inquiries, financial literacy, mature judgment, high performance standards, familiarity with our business and industry, and an ability to work collegially. Other factors include having members with various and relevant career experience and technical skills, and having a Board that is, as a whole, diverse. Where appropriate, we will conduct a criminal and background check on the candidate. In addition, at least a majority of the Board must be independent as determined by the Board under the guidelines of the NYSE listing standards, and at least one member of the Board should have the qualifications and skills necessary to be considered an “Audit Committee Financial Expert” under Section 407 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), as defined by the rules of the SEC.

All potential candidates are interviewed by our chief executive officer, our Board Chairperson and Governance Committee Chairperson, and, to the extent practicable, the other members of the Governance

Committee, and may be interviewed by other directors and members of senior management as desired and as schedules permit. In addition, the General Counsel conducts a review of the director questionnaire submitted by the candidate and, as appropriate, a background and reference check is conducted. The Governance Committee then meets to consider and approve the final candidates, and either makes its recommendation to the Board to fill a vacancy, or add an additional member, or recommends a slate of candidates to the Board for nomination for election to the Board. The selection process for candidates is intended to be flexible, and the Governance Committee, in the exercise of its discretion, may deviate from the selection process when particular circumstances warrant a different approach.

Stockholders may recommend candidates to our Board. See “Corporate Governance—Submission of Stockholder Proposals and Board Nominees” on page 20 for more information.

Stockholders affiliated with Blum Capital Partners are entitled to nominate directors as set forth under “Related-Party and Other Transactions Involving Our Officers and Directors” on page 64.

DIRECTOR INDEPENDENCE

Pursuant to our Corporate Governance Guidelines and the listing rules of the NYSE, the Board must consist of at least a majority of independent directors. In addition, all members of the Audit Committee, Compensation Committee and Governance Committee must be independent directors as defined by the Corporate Governance Guidelines and the listing rules of the NYSE. Members of the Audit Committee must also satisfy a separate SEC independence requirement, which generally provides that they may not (1) accept directly or indirectly any consulting, advisory or other compensatory fee from us or any of our subsidiaries, other than their compensation as directors or members of the Audit or any other committees of the Board, or (2) be an affiliated person of ours.

We adopted the following categorical standards for director independence in compliance with the NYSE corporate governance listing standards: No director qualifies as “independent” unless the Board affirmatively determines each year that the director has no material relationship with us or any of our subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). We and our subsidiaries must identify which directors are independent and disclose the basis for that determination.

1.	The following relationships shall be deemed immaterial in determining director independence:

•

The director, or a company of which the director serves as an officer, director, employee or consultant, receives products or services (e.g., brokerage or property management services) from us or our affiliates or subsidiaries in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable products or services provided to unaffiliated third parties, subject to the dollar limitations described elsewhere in these categorical standards for director independence.

•

A relationship arising solely from a director’s status as an officer, employee or owner of two percent or more of the equity of a company to which we are indebted at the end of our preceding fiscal year, so long as the aggregate amount of the indebtedness of us to such company is not in excess of two percent of our total consolidated assets at the end of our preceding fiscal year.

2.	However, a director is not independent if:

•

The director is, or has been within the last three years, our employee or an employee of any of our subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer of ours or any of our subsidiaries.

•

The director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from us, or any of our subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•

The director or an immediate family member is a current partner of a firm that is our internal or external auditor; the director is a current employee of such a firm; the director has an immediate family member who is a current employee of such a firm and who personally works on our, or any of our subsidiaries, audit within that time; or the director or an immediate family member was within the past three years (but is no longer) a partner or employee of such a firm and personally worked on our, or any of our subsidiaries, audit within that time.

•

The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers, or any present executive officers of any of our subsidiaries, at the same time serves or served on that company’s compensation committee.

•

The director or an immediate family member is, or during the last three years was, an officer or senior employee of a company on whose board of directors any of our present executive officers, or any present executive officers of any of our subsidiaries, at the same time serves or served.

•

The director is a current employee, or an immediate family member is a current executive officer, of a company or firm that has made payments to, or received payments from, us or any of our subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

•

The director or an immediate family member is affiliated with or employed by a tax-exempt entity that received significant contributions (i.e., more than 2% of the annual contributions received by the entity or more than $1,000,000 in a single fiscal year, whichever amount is lower) from us, any of our affiliates, any executive officer or any affiliate of an executive officer within the preceding twelve-month period, unless the contribution was approved in advance by the Board.

As a result of the Board’s independence review, which included consideration of the investments and agreements described under “Related-Party and Other Transactions Involving Our Officers and Directors”, the Board affirmatively determined that all of our non-employee directors nominated for election at the Annual Meeting are independent of us and our management under the standards set forth in the Corporate Governance Guidelines, with the exception of Mr. Wirta. Mr. Wirta is not considered independent because in 2006 he received in excess of $120,000 in compensation from us other than director and committee fees and pension or other forms of deferred compensation for prior service.

AUDIT COMMITTEE FINANCIAL EXPERTS

Our Board has determined that Messrs. Malek and Wilson and Ms. Daniels qualify as “audit committee financial experts,” as this term has been defined by the SEC in Item 407(d)(5)(ii) of Regulation S-K. Messrs. Malek and Wilson were determined by our Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including based on their prior experience of actively supervising chief financial officers and serving as chief financial officers, respectively.

Our Board determined that Ms. Daniels acquired the required attributes for such designation as a result of the following relevant experience, which forms of experience are not listed in any order of importance and were not assigned any relative weights or values by our Board in making such determination:

•	Ms. Daniels received a B.S. degree in Business Administration at the University of California, Berkeley and an M.B.A. degree in Finance at the University of Chicago Graduate School of Business.

•

Ms. Daniels served in several capacities, including Managing Director, with Bankers Trust from July 1987 to March 1997, which included arranging private and public senior and subordinated debt financing and equity capital for leveraged buyout transactions and for restructuring or acquisitions for non-investment grade companies.

•

Ms. Daniels served as a Managing Director with CIBC World Markets from March 1997 to October 2001, which included providing investment and commercial banking products to non-investment grade companies and leveraged buyout firms.

•	Ms. Daniels was a founding partner of Onyx Capital Ventures, L.P., a private equity investment firm, which was founded in October 2001.

•

Ms. Daniels served on the audit committee of the board of directors of World Color Press, Inc., a diversified commercial printing company that was publicly traded on the NYSE, from January 1998 until it was acquired by Quebecor Printing Inc. in October 1999.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee’s policy is to pre-approve all significant audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

KPMG LLP’s fees for the fiscal year ended December 31, 2008 and Deloitte & Touche LLP’s fees for the fiscal year ended December 31, 2007 were as follows (in millions):

	Fiscal 2008	Fiscal 2007
Audit Fees	$5.1	$5.9
Audit-Related Fees	0.3	1.0
Tax Fees	0.4	1.5
All Other Fees	—	—

Total Fees	$5.8	$8.4

A description of the types of services provided in each category is as follows:

Audit Fees—Includes audit of our annual financial statements, review of our quarterly reports on Form 10-Q, statutory audits required internationally, and consents and assistance with and review of registration statements filed with the SEC. In addition, audit fees include those fees related to KPMG LLP’s and Deloitte & Touche LLP’s audit of the effectiveness of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees—Includes audits of our employee benefit plans, financial due diligence in connection with acquisitions, and accounting consultations related to generally accepted accounting principles, or GAAP, and the application of GAAP to proposed transactions.

Tax Fees—Includes tax compliance at international locations, domestic and international tax advice and planning, assistance with tax audits and appeals, and tax planning for acquisitions and restructuring.

None of the services described above were approved by the Audit Committee pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

BOARD ATTENDANCE AT ANNUAL MEETING OF STOCKHOLDERS

While the Board understands that there may be situations that prevent a director from attending an annual meeting of stockholders, the Board strongly encourages all directors to make attendance at all annual meetings of stockholders a priority. At the 2008 Annual Meeting on June 2, 2008, ten of our directors attended in person. One director, who did not attend in person, participated by telephone.

SUBMISSION OF STOCKHOLDER PROPOSALS AND BOARD NOMINEES

If you would like to recommend a candidate for possible inclusion in our 2010 proxy statement or bring business before our annual meeting of stockholders in 2010 other than through a stockholder proposal pursuant to SEC rules, you must send the proposal to Laurence H. Midler, Secretary, CB Richard Ellis Group, Inc., 11150 Santa Monica Blvd., Suite 1600, Los Angeles, California 90025, by registered, certified, or express mail and provide the information required by the provision of our By-laws dealing with stockholder proposals. Our By-laws are posted on the Corporate Governance section of the Investor Relations page on our web site at www.cbre.com.

Stockholder recommendations for director nominees or proposals to bring any matter before our annual meeting of stockholders in 2010 must be delivered to or mailed and received at our principal executive office no later than March 4, 2010 and no earlier than February 2, 2010, unless our 2010 annual meeting of stockholders is to be held more than 30 days before or more than 70 days after June 2, 2010, in which case the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to the 2010 annual meeting and not later than the close of business on the later of the 90th day prior to the 2010 annual meeting or the 10th day after the notice or public disclosure of the date of the 2010 annual meeting is first made or given. The requirements for such notice are set forth in our By-laws, which are posted on the Corporate Governance section of the Investor Relations page on our web site at www.cbre.com. The recommendation must include the following information:

•	The candidate’s name and business address;

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A resume or curriculum vitae describing the candidate’s qualifications (including prior business experience for at least the past five years), and which clearly indicates that he or she has the experiences, skills, and qualifications that the Governance Committee looks for in a director as indicated above and in the Governance Committee’s Charter;

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A statement as to whether or not, during the past 10 years, the candidate has been convicted in a criminal proceeding (excluding traffic violations) and, if so, the dates, the nature of the conviction, the name or other disposition of the case, and whether the individual has been involved in any other legal proceeding during the past five years;

•	A statement signed by the candidate stating that he or she consents to serve on the Board if elected;

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A statement from the person submitting the candidate that he or she is the registered holder of common shares, or if the stockholder is not the registered holder, a written statement from the “record holder” of the common shares (usually a broker or bank) verifying that at the time the stockholder submitted the candidate that he or she was a beneficial owner of common shares;

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A description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares between the stockholder giving notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others; and

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A description of any agreement, arrangement or understanding the intent or effect of which is to transfer to or from the stockholder giving notice or the “record holder”, the economic consequences of ownership of the shares of the Company or to increase or decrease the voting power of such holder or to provide any such holder, directly or indirectly, with the opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of the Company.

All candidates nominated by a stockholder pursuant to the requirements above will be submitted to the Governance Committee for its review, which may include an analysis of the candidate from our management. Any stockholder making a nomination in accordance with this process will be notified of the Governance Committee’s decision.

OTHER COMPANY PROPOSALS

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2009. During 2008, KPMG LLP served as our independent accountants and reported on our consolidated financial statements for that year.

Representatives of KPMG LLP will attend the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

Although stockholder ratification is not required, the appointment of KPMG LLP is being submitted for ratification at the Annual Meeting with a view towards soliciting stockholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If KPMG LLP’s selection is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of other independent accountants. The Audit Committee may terminate KPMG LLP’s engagement as our independent accountant without the approval of our stockholders whenever the Audit Committee deems termination appropriate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

PROPOSAL NO. 3

APPROVAL OF THE OPTION EXCHANGE PROGRAM

Introduction

We are seeking stockholder approval of a one-time exchange of eligible stock options that have exercise prices significantly above the current price of our common stock for a lesser number of shares of restricted stock. The restricted stock will be subject to a new vesting schedule that begins on the deemed date of issuance, on or about the conclusion of the exchange offer process. Our executive officers will be eligible to participate in the exchange but on less favorable terms than other employees. Prior to launching the exchange offer in June, our Compensation Committee may determine to exclude any employee or class of employees or adjust the exchange ratios in a manner less favorable to any employee or class of employees.

As a services company, our competitive advantage lies in our ability to attract and retain the best people in the business. Unlike many other public companies in our industry whose primary activity is owning and investing in real estate (e.g., REITs), our greatest assets are our people, not properties. As a human-capital intensive company, we must employ competitive compensation mechanisms to attract, motivate and retain our most productive employees.

A critical factor in successfully achieving our business objectives and creating long-term value for our stockholders is the ability to provide long-term equity compensation to our key employees. Participation in our equity plan rewards these employees for superior performance by giving them an opportunity to participate in our growth, thereby aligning their interests with those of our stockholders. Although all of our employees are eligible for equity compensation under our Second Amended and Restated 2004 Stock Incentive Plan (“2004 Stock Plan”), we generally limit participation in the 2004 Stock Plan to senior level management employees and top performing sales professionals who are likely to have a direct impact on our financial results. Our direct competitors and our peer companies rely on equity compensation to attract and retain top talent in our industry and remain competitive. We believe that any failure by us to offer competitive levels of equity compensation in attracting and retaining important management and sales employees would put us at a competitive disadvantage and would have an adverse effect on our business.

During the four years since our initial public offering in 2004, we have granted approximately 10,897,465 stock options to approximately 270 individuals under our 2004 Stock Plan. However, like other companies in the commercial real estate services sector, and business services generally, our stock price has fallen significantly over the past 18 months. This has caused 100% of the outstanding stock option awards issued since our initial public offering to be deeply out-of-the-money, or underwater, meaning the exercise or purchase price of the option is greater than the current market price of our common stock. As a result, these options fail to provide adequate performance and retention incentives to our employees and do not achieve our goal of aligning employees’ interests with those of our stockholders.

We believe the steep decline in our stock price was mostly driven by factors external to how we operate our business. Since the third quarter of 2007, U.S. and global economic activity has progressively weakened due initially to stresses in the residential housing and financial sectors along with sharply rising energy costs. The slowing economic activity worsened into a recession affecting virtually all segments of the economy in 2008 as both consumer and business spending dropped sharply. The economic and capital market stresses led to a severe global financial disruption in 2008. This disruption caused a freezing up of credit markets, pervasive loss of investor confidence and significant devaluation of assets of all types, from the riskiest to the most secure. It also resulted in increasingly negative job growth throughout 2008, and a deepening economic contraction in the second half of 2008.

As they affect commercial real estate, the severe credit and liquidity disruptions in the market globally and rapid deterioration in general economic circumstances described above caused an accelerating decline in commercial property leasing activity and space absorption, rising vacancy rates and decreasing rents on a worldwide basis. The absence of debt financing and growing investor reluctance to commit to purchase property in the face of market uncertainty also caused investment sales activity to fall sharply. The sharp decline in property values and the markedly reduced disposition opportunities adversely affected the performance of our Development Services and Global Investment Management businesses in the United States throughout 2008.

We were prepared for a downturn in the economic cycles to affect our business. Strategically, we took steps to diversify our revenues with the purchase of the Trammell Crow Company in late 2006, which brought a significant strength in our corporate services outsourcing business, that appears to be a countercyclical stalwart. Our management has taken decisive actions to address the unprecedented economic environment. We announced significant cost-reduction actions in late 2008 and early 2009 across all of our business lines. As of our year-end earnings release, we have taken actions to eliminate a total of approximately $385 million of annual operating expenses for 2009. Many of our employees have taken reductions in their base salaries and bonuses and our senior management has taken the largest reductions in base salary and agreed to forego bonuses earned for achieving their personal performance goals in 2008. In March 2009, we successfully renegotiated the terms of our senior credit facility to provide relief from certain restrictive covenants and flexibility to deal with longer-term balance sheet issues. However, despite the actions we have taken to reinvigorate our business and improve our performance, our efforts have not had a significant impact on our stock price, which remains at a level significantly below that of our initial public offering in 2004. Further, there can be no assurance that our stock price will increase in the near-term.

We believe the best course of action is to replace the deeply under-water stock option awards with shares of restricted stock (based on a value-for-value exchange ratio as described further below). By exchanging such options for shares of restricted stock, we will more cost-effectively provide retention and performance incentives to our key contributors than we would by simply issuing incremental equity or paying additional cash compensation. With a limited number of shares remaining for future grant under our 2004 Stock Plan, and with the value of each share significantly less than in past years, the exchange also permits us to continue to make “market” grants because it would result in a recapture of a significant number of shares for future grant. In addition, the vesting schedule for the new shares of restricted stock will in all cases result in a longer retention period than exist for the underwater options. Finally, the exchange will reduce the total number of outstanding stock options, or “overhang,” represented by outstanding options that have high exercise prices and no longer provide adequate incentives to our employees.

Overview and Summary of Material Terms of Option Exchange Program

Beginning in December 2008, our Compensation Committee began developing detailed terms for a one-time stock option exchange program (the “Option Exchange Program”), subject to Board and stockholder approval. On February 19, 2009, the Compensation Committee approved the detailed terms of the Option Exchange Program as described herein and it was reviewed and approved by our Board on March 2, 2009. Under the proposed Option Exchange Program, eligible employees would be able to elect to exchange, through an Exchange Offer (as described below), outstanding eligible options to purchase shares of our common stock issued after December 31, 2004 for new shares of restricted stock with new vesting periods (the “New Restricted Stock”). The following describes important features of the Option Exchange Program:

Who Is Eligible to Participate in the Option Exchange Program? All employees of the Company who are employed by us in the United States, Canada, the United Kingdom, France and Hong Kong (the “Eligible Countries”) on the date we commence the Exchange Offer and who hold Eligible Options (as defined below) will be eligible to participate in the program (such employees, “Eligible Optionholders”). In Canada and France, where we usually only grant stock options because of adverse tax consequences for our employees that occur with respect to stock awards, we may provide for the issuance of new stock options in exchange for Eligible Options (the “New Options”). In Canada and France, 12 employees are eligible to participate in the Option Exchange Program, representing outstanding options for 451,006 shares of common stock. In this event, we will still utilize a value for value exchange based on Black-Scholes as described in this proposal with the same vesting schedule as applied to the New Restricted Stock. Each New Option will have an exercise price per share equal to the closing price of our common stock on the date of grant. Only those Eligible Optionholders who continue to be employed by us through the date on which the Exchange Offer concludes will be granted New Restricted Stock or New Options.

Who Is Not Eligible to Participate in the Option Exchange Program? Our non-employee directors and employees outside of the Eligible Countries are specifically excluded from participating in the Option Exchange Program. In addition, persons whose employment terminates prior to the date on which the Exchange Offer is concluded will not be eligible to receive New Restricted Stock or New Options.

What Options Are Eligible to be Cancelled in the Option Exchange Program? Options held by Eligible Optionholders that were granted at any time between December 31, 2004 and September 2, 2008 are eligible to be surrendered in the Option Exchange Program (such options, “Eligible Options”). As of March 31, 2009, there were 177 Eligible Optionholders, who held 5,177,419 Eligible Options with exercise prices ranging from $11.10 to $34.54 per share, a weighted average exercise price of $18.12 per share and a weighted average remaining term of 4.8 years per share. The Eligible Options constitute approximately 70% of the 7,366,454 shares of our common stock subject to outstanding stock options issued under the 2004 Stock Plan as of March 31, 2009, and approximately 43% of the 12,021,549 shares subject to outstanding equity awards, including options, restricted stock and restricted stock units issued under the 2004 Stock Plan. In addition, the Eligible Options constitute approximately 2.0% of our total outstanding shares of common stock as of March 31, 2009. As of March 31, 2009, approximately 10,971,358 shares remain available for issuance under the 2004 Stock Plan.

We have outstanding 1,862,171 options with an exercise price of $7.46 that expire on September 22, 2009. We have not included these options in the Option Exchange Program because these options would expire, if not otherwise exercised, within approximately three months from the time we expect to launch the Exchange Offer to our Eligible Optionholders, assuming our stockholders approve the Option Exchange Program. Upon expiration, these options will be returned to the share reserve under our 2004 Stock Plan.

An Eligible Optionholder who desires to participate in the Option Exchange Program must surrender an entire Eligible Option that corresponds to a particular exercise price and will not be given the opportunity to surrender only a portion of such outstanding Eligible Option. An Eligible Optionholder who holds more than one Eligible Option corresponding to different exercise prices will not be required to surrender every Eligible Option he or she holds but may make a participation decision on an Eligible Option-by-Eligible Option basis.

How many shares of New Restricted Stock will Eligible Optionholders Receive? The ratio of shares subject to Eligible Options to be exchanged for New Restricted Stock will be calculated based on a Black-Scholes valuation of each series of Eligible Options and the New Restricted Stock in order to provide an exchange of equal value or less. In fact, we believe that the true value of the New Restricted Stock is actually less than the Black-Scholes value of the Eligible Options being tendered because of the restricted nature of the stock, i.e., the lengthier vesting period to which the New Restricted Stock will be subject. Our executive officers will receive an exchange ratio that provides for fewer shares of New Restricted Stock in exchange for their Eligible Options than will be available to other Eligible Optionholders. Assumed exchange ratios are provided in “Description of the Option Exchange Program—Exchange Ratios” on page 30.

What Vesting Will Apply? Each share of New Restricted Stock and each New Option will be subject to vesting in a manner that re-starts the vesting period treating it as a new award. Eligible Options vest 25% on the first anniversary of the grant date and 25% on each of the next three anniversary dates, so that the option will be vested in full, assuming the Eligible Optionholder continues as an employee throughout the vesting period, on the fourth anniversary of the grant date of the option. Shares of New Restricted Stock and New Options granted upon cancellation of an Eligible Option will vest 25% on the first anniversary of the grant date, and 25% on each of the next three anniversary dates, so that the new award will be vested in full, assuming satisfaction of service conditions, on the fourth anniversary of the grant date of the New Restricted Stock or New Option, as applicable.

Why Are We Seeking Stockholder Approval of the Option Exchange Program? Under the listing rules of the NYSE and the terms of the 2004 Stock Plan, stockholder approval is required in order for us to implement the Option Exchange Program. If our stockholders approve this proposal, we currently intend to launch the Exchange Offer promptly following the Annual Meeting to which this Proxy Statement relates and at which we are seeking stockholder approval, although we may determine to delay the Exchange Offer. If we do not obtain stockholder approval of this proposal, we will not be able to implement the Option Exchange Program. See “Vote Required” on page 33 for a description of the votes required to approve the Option Exchange Program.

Reasons for the Option Exchange Program

We believe that an effective and competitive employee incentive program is imperative for the future growth and success of our business. We rely on highly skilled and educated managerial employees to implement our strategic initiatives, expand and develop our business and satisfy client needs. Competition for these types of employees is intense, and many companies use equity awards, including stock options and restricted stock, as a means of attracting, motivating and retaining their employees. Our Board believes that equity compensation encourages employees to act like owners of the business, motivating them to work toward our success and rewarding their contributions by allowing them to benefit from increases in the value of our shares. In the past, stock options have constituted an important part of our incentive and retention programs. In 2008, we utilized a mix of equity awards to our management employees using a ratio of 25% stock options to 75% restricted stock based on a Black-Scholes valuation of each type of award. In prior years, that ratio has been more heavily weighted toward stock options, e.g., from 2005-2007, the ratio was 50% stock options to 50% restricted stock.

As a result of the recent global credit and liquidity crisis and the subsequent sharp economic slowdown described above, the stock prices of commercial real estate services companies, including ours, have declined. Because of this decline in price over the past 18 months, many of our employees now hold stock options with exercise prices significantly higher than the current market price of our common stock. For example, on March 31, 2009, the closing price of our common stock on the NYSE was $4.03 per share and the weighted average exercise price of Eligible Options was $18.12 per share. Consequently, as of March 31, 2009, all of the outstanding stock options issued under the 2004 Stock Plan and held by Eligible Optionholders were out-of-the-money.

This circumstance has caused our Board to conclude that we may be at risk of losing key contributors across our workforce because, in the absence of an effective equity component, we do not currently have sufficient compensation programs in place to incentivize, retain and ensure the continued commitment of many of our employees. Additionally, the Board considered the following in determining to adopt the Option Exchange Program:

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Reasonable, Balanced and Meaningful Incentives. Under the Option Exchange Program, Eligible Optionholders would be able to surrender certain underwater options for New Restricted Stock, with re-started vesting periods. In particular, re-starting vesting on the New Restricted Stock will help ensure our affected employees’ commitment to the Company, in particular, since they must remain employed for at least one-year following the conclusion of the Option Exchange Program in order to be vested in any of the New Restricted Stock and for four years to vest in all of the New Restricted Stock. Employees who no longer have an equity stake due to underwater stock options might seek employment with another company. The cost of replacing a significant fraction of our workforce, or even certain key contributors, could be substantial. Our Board believes that if we do not take steps in the near future to properly incentivize our key employees, it could adversely affect our business, results of operations and future stock price.

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Enhanced Long-Term Stockholder Value. We believe that ultimately the Option Exchange Program will enhance long-term stockholder value by restoring competitive incentives to the participants so they are further motivated to achieve our strategic, operational and financial goals, as grant prices significantly in excess of the market price of our stock undermine the effectiveness of stock options as employee performance and retention incentives.

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Reduced Pressure for Additional Grants. If we are unable to implement the Option Exchange Program, we may be forced to issue additional equity awards to our employees at current market prices, increasing our equity award overhang. These grants also would more quickly exhaust the current pool of shares available for future grant of options or other equity awards under the 2004 Stock Plan.

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Reduced Equity Award Overhang. Not only do the underwater options have little or no retention value, they cannot be removed from our equity award overhang until they are exercised, expire or the employee who holds them leaves our employment. An exchange, such as the Option Exchange Program, will reduce our overhang while eliminating the ineffective options that are currently outstanding. Because employees who participate in the Option Exchange Program will receive a lesser number of shares of New Restricted Stock in exchange for their surrendered Eligible Options, the number of shares of stock subject to all outstanding equity awards will be reduced, thereby reducing our overhang attributable to outstanding grants. If all of the Eligible Options are exchanged for New Restricted Stock, Eligible Options for approximately 5,177,419 shares will be surrendered and cancelled, while approximately 1,434,166 shares of New Restricted Stock will be issued, resulting in a net reduction in the equity award overhang by approximately 3,743,253 shares or approximately 1.41% of the number of shares of our common stock outstanding as of March 31, 2009, based on the assumptions described in “Description of the Option Exchange Program—Exchange Ratios” on page 30. All Eligible Options that are not exchanged will remain outstanding and in effect in accordance with their existing terms.

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Conservation of Equity Pool. We require a certain amount of shares available under the 2004 Stock Plan in order to assure that we have sufficient shares available for future grants to attract and retain employees and to further the growth and development of our Company and its subsidiaries. Based on the current depressed trading price of our common stock, there is not sufficient value in the remaining pool of shares eligible to be granted in the future to provide market-based equity compensation to key employees. Under the Option Exchange Program, shares subject to Eligible Options that are surrendered in exchange for a lesser number of shares of New Restricted Stock will be cancelled and returned to the pool of shares available for future grant under the 2004 Stock Plan on a one-for-one basis thereby increasing the maximum net number of shares of common stock that would be available for awards under the 2004 Stock Plan. This return of shares will better enable us to continue to make competitive long-term incentive grants to our key employees. In addition, this would allow us to avoid the potential dilutive effects that would be associated with granting new equity awards to supplement, rather than replace the Eligible Options.

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Participation by Our Executive Officers. Our executive officers are expected to be among the primary drivers of the strategic and operational initiatives we have implemented to advance the creation of long-term stockholder value. As a result, the retention and motivation of our executive officers are critical to our long-term success. Accordingly, we have elected to include executive officers as Eligible Optionholders in the Option Exchange Program; however, they will receive significantly less than fair value for their out-of-the-money options than other employees.

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Participation by Our Board of Directors Precluded. Our Board decided to preclude the non-employee members of the Board, all of whom also hold out-of-the-money options, from participating in the Option Exchange Program.

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Cost-Efficient Alternative. The Option Exchange Program will enable the Company to recapture value from the compensation expense of the stock options that we have already incurred or will continue to incur in the future. We are proposing to replace stock options that have little or no retention or incentive value with restricted stock (or options) that will provide better retention and incentives, in a manner that is not expected to create additional compensation expense (a value-for-value exchange), other than immaterial compensation expense that might result from fluctuations in our stock price after the exchange ratios have been set but before the exchange actually occurs. The Option Exchange Program, as proposed, is a more cost-effective way to provide retention and performance incentives to our key contributors than issuing incremental equity or paying additional cash compensation.

In determining to recommend that stockholders approve the Option Exchange Program, the Board considered other alternatives as set forth below. However, the Board believes that the Option Exchange Program provides a better opportunity to motivate our employees to create stockholder value at a more reasonable cost to the Company as the Option Exchange Program will allow us to conserve cash resources and reduce the aggregate number of stock options and increase our available equity award pool without having to increase the share reserve under our 2004 Stock Plan.

Consideration of Alternatives

When considering how best to continue to retain and incentivize our employees who have underwater stock options, we considered the following alternatives:

Increase cash compensation. To replace equity incentives, we considered that we could increase base and target bonus compensation. However, significant increases in cash compensation would substantially increase our compensation expenses and reduce our cash flow from operations, which would adversely affect our business and operating results. We believe that equity awards are an important component of our employees’ total target compensation, and that replacing this component with additional cash compensation to remain competitive during a period of financial strain on the Company could have a material adverse effect on the Company. In fact, we instituted a mandatory salary reduction on a sliding scale formula applicable to many of our U.S. employees effective March 15, 2009, and our senior management team voluntarily waived the bonuses they would have earned for having achieved their personal strategic objectives in 2008 and had their bonus targets halved for 2009.

Grant additional equity compensation. In addition to this year’s equity grants, we considered granting employees special supplemental stock option grants at current market prices and/or restricted stock units in order to restore the value of previously granted stock options that are now out-of-the-money. However, such supplemental equity grants would substantially increase our equity award overhang and the potential dilution to our stockholders and deplete our already limited remaining equity award pool. In addition, these supplemental grants would increase our stock-based compensation expense.

Exchange options for cash. We also considered implementing a program to exchange underwater options for cash payments. However, an exchange program for cash would reduce our cash flow from operations, which could adversely affect our business and operating results. In addition, we do not believe that such a program would provide strong alignment of management’s and employees’ interests with those of our stockholders.

Implement Option Exchange Program. We also considered implementing the Option Exchange Program under which employees could exchange underwater stock options for new shares of restricted stock or new options. We determined that this approach was the most attractive for the reasons described above.

Description of the Option Exchange Program

Implementing the Option Exchange Program. If the Option Exchange Program is approved by our stockholders, it is the Board’s intent that Eligible Optionholders who are offered the opportunity to participate in the program under a tender offer (an “Exchange Offer”) that will be filed with the Securities and Exchange Commission (the “SEC”) will be able to complete their exchange following the Annual Meeting at which such stockholder approval is sought. The Company has not commenced the Option Exchange Program and will not do so unless the stockholders approve this proposal. If the Company receives stockholder approval of the Option Exchange Program, the Option Exchange Program may commence at a time determined by the Company, with terms expected to be materially similar to those described in this proposal. Upon the commencement of the Option Exchange Program, Eligible Optionholders will receive written materials explaining the precise terms and timing of the Option Exchange Program. From the time the Exchange Offer commences, the Eligible Optionholders will be given at least 20 business days (or such longer period as we may elect to keep the Option Exchange Program open) to make an election to surrender for cancellation all or a portion of their Eligible

Options, on a grant-by-grant basis, in exchange for New Restricted Stock. They will make this election by completing an election form which will be distributed to them as part of the Option Exchange Program and submitting the form to us within the 20 business day period (or such longer period if we choose to keep the offer to exchange open). Once the Exchange Offer is closed, Eligible Options that were surrendered for exchange will be cancelled, and the Compensation Committee will approve grants of restricted stock to participating employees in accordance with the applicable exchange ratios. All such New Restricted Stock will be granted under the 2004 Stock Plan and will be subject to the terms of such 2004 Stock Plan and a restricted stock award agreement to be entered into between the Company and each participating employee. The New Restricted Stock will be issued effective the trading day immediately following the conclusion of the Exchange Offer. At or before commencement of the Option Exchange Program, the Company will file the Exchange Offer and other related documents with the SEC as part of a tender offer statement on Schedule TO.

Even if the Option Exchange Program is approved by our stockholders, our Board will retain the authority, in its sole discretion, to amend (including adjusting the exchange ratios in a manner less favorable to any employee or class of employees), postpone, or under certain circumstances cancel the Option Exchange Program once it has commenced or to exclude certain Eligible Options or Eligible Optionholders from participating in the Option Exchange Program, due to tax, regulatory or accounting reasons or because participation would be inadvisable or impractical.

Stockholder approval of the Option Exchange Program applies only to this exchange program. Approval of this proposal affects options currently outstanding under our 2004 Stock Plan but will not result in an amendment to the terms of the 2004 Stock Plan itself. If we were to implement a stock option exchange program in the future, we would need to seek separate stockholder approval of that subsequent program.

Outstanding Options Eligible for the Option Exchange Program. Options held by Eligible Optionholders that were granted at any time between December 31, 2004 and September 2, 2008 that are out-of-the-money on the date the Exchange Offer concludes are eligible to be surrendered in the Option Exchange Program. As of March 31, 2009, options to purchase approximately 7,366,454 shares of our common stock were outstanding, of which options to purchase approximately 5,177,419 shares would be eligible for exchange under the Option Exchange Program.

To be eligible, an employee must be employed by us in the Eligible Countries at the time the Exchange Offer commences. Additionally, in order to receive the New Restricted Stock, an Eligible Optionholder who surrenders his or her Eligible Options for exchange must continue to be employed by us through the date the New Restricted Stock are granted. As of March 31, 2009, there were 177 Eligible Optionholders.

The following table shows the number of shares underlying outstanding Eligible Options at each applicable exercise price as of March 31, 2009.

Exercise Price	Maximum Number of Shares Underlying Eligible Options	Remaining Life (in years)
$11.15	60,000	0.8
$11.10	52,500	0.8
$15.43	1,743,378	3.5
$23.46	734,137	4.4
$34.54	4,280	5.0
$27.19	1,006,720	5.4
$13.29	1,576,404	6.4
Total	5,177,419

Exchange Ratios. The exchange ratio of shares associated with the surrendered Eligible Options to issued New Restricted Stock will be established shortly before the commencement of the Option Exchange Program. The exchange ratio for Eligible Options held by executive officers will be 25% less favorable than the exchange ratio for other Eligible Options. Because it is based on our stock price at the time, the actual exchange ratio will not be known until the time the Exchange Offer commences. However, assuming we commence the Option Exchange Program on June 10, 2009, and based on a hypothetical $3.604 stock price on the date immediately preceding the commencement of the Option Exchange Program (using the 10-day average stock price close as of March 31, 2009) the ratios of Eligible Options to New Restricted Stock would be as follows:

Date Options Granted	Exercise Price of Options	Employee Exchange Ratio for New Restricted Stock	Officer Exchange Ratio for New Restricted Stock
January 27, 2005	$11.15	32.46-to-1	N/A
February 1, 2005	$11.10	30.90-to-1	N/A
September 21, 2005	$15.43	4.63-to-1	6.17-to-1
September 6, 2006	$23.46	4.56-to-1	6.08-to-1
March 19, 2007	$34.54	5.03-to-1	N/A
September 5, 2007	$27.19	3.73-to-1	4.97-to-1
September 2, 2008	$13.29	2.17-to-1	2.89-to-1

The Compensation Committee’s objective in establishing the exchange ratios set forth above is to ensure that the restricted stock awards granted in connection with the Option Exchange Program will have an aggregate fair value no greater than the aggregate fair value of the stock options surrendered. The fair value of the Eligible Options was calculated using the Black-Scholes option valuation model. The Black-Scholes model is a common method used for estimating the fair value of a stock option. For purposes of determining the fair value of an Eligible Option under the Black-Scholes model, the following factors were used by an independent valuation consultant: (a) the option’s exercise price; (b) an assumed value of $3.604 per share (equating to the 10-day trailing average closing price for the period ending March 31, 2009) for our common stock at the commencement of the Option Exchange Program; (c) expected annual volatility of our common stock price ranging from 97.92% to 142.93%; (d) an expected term ranging from 0.81 years to 5.97 years; (e) a risk-free interest rate ranging from 0.48% to 2.15%; and (f) no expected dividends. The exchange ratios were then determined by assuming a $3.604 per share value for each share of restricted stock to be issued in the Option Exchange Program. Based on these assumptions, the Eligible Options to purchase approximately 5,177,419 shares have an aggregate fair value of approximately $8.63 million.

However, upon the recommendation of the Compensation Committee’s independent advisor, the Company further adjusted the exchange ratios by reducing the volatility measure used in the Black-Scholes valuation to 80%, which is the actual annualized volatility of our stock price from the date of our initial public offering in 2004 through March 31, 2009. This adjustment increases the exchange ratios, thereby reducing the number of shares of New Restricted Stock issuable to Eligible Optionholders who tender their Eligible Options. The result is that Eligible Optionholders will receive fewer shares than they would otherwise have under the Black-Scholes model described above for Eligible Options tendered, and a greater number of shares will be returned to the 2004 Stock Plan share reserve. Based on the above, and assuming that all of the Eligible Options will be surrendered for exchange by Eligible Optionholders, approximately 1,434,166 shares of New Restricted Stock having an assumed fair market value of approximately $5.17 million will be issued upon completion of the Exchange Offer.

The total number of shares of restricted stock a participating employee will receive with respect to a surrendered Eligible Option will be determined by dividing the number of shares subject to the surrendered option by the applicable exchange ratio and rounding down to the nearest whole share.

Election to Participate. Participation in the Option Exchange Program will be voluntary. Eligible Optionholders will be permitted to exchange all or none of their Eligible Options for New Restricted Stock on a grant-by-grant basis, meaning that an Eligible Optionholder who holds more than one Eligible Option need not surrender every Eligible Option he or she holds, but if any part of a single Eligible Option is surrendered, the entire Eligible Option must be surrendered.

Vesting of New Restricted Stock. As described in more detail above under “Overview and Summary of Material Terms of Option Exchange Program—What Vesting Will Apply,” each New Restricted Stock will be subject to vesting in a manner that re-starts the full four-year vesting period that applied to the surrendered Eligible Option to which the New Restricted Stock relates. A participant in the Option Exchange Program will forfeit any portion of the New Restricted Stock award that remains unvested at the time his or her employment with us terminates for any reason.

Other Terms and Conditions of the New Restricted Stock. The other terms and conditions of the New Restricted Stock will be set forth in a restricted stock agreement or option agreement to be entered into as of the New Restricted Stock grant date, and otherwise governed by the terms and conditions of the 2004 Stock Plan. These additional terms and conditions will be comparable to the other terms and conditions of the Eligible Options.

Return of Eligible Options Surrendered. Consistent with the terms of the 2004 Stock Plan, shares subject to Eligible Options surrendered in the Option Exchange Program will return to the pool of shares available for grant under the 2004 Stock Plan. This will result in an increase in the number of shares available for issuance under the 2004 Stock Plan.

Accounting Treatment. We have adopted the provisions of SFAS 123R regarding accounting for share-based payments. Under SFAS 123R, because this is a value for value exchange, we do not expect to recognize any incremental compensation cost due to the restricted stock and options granted in the Option Exchange Program, other than immaterial compensation expense that might result from fluctuations in our stock price after the exchange ratios have been set but before the exchange actually occurs.

U.S. Federal Income Tax Consequences. The following is a summary of the anticipated material U.S. federal income tax consequences of participating in the Option Exchange Program. A more detailed summary of the applicable tax considerations to participants will be provided in the Exchange Offer. The tax consequences of the Option Exchange Program are not entirely certain, however, the Internal Revenue Service is not precluded from adopting a contrary position and the law and regulations themselves are subject to change. We believe the exchange of Eligible Options for New Restricted Stock pursuant to the Option Exchange Program should be treated as a non-taxable exchange, and no income should be recognized for U.S. federal income tax purposes by us or our employees upon the grant of the New Restricted Stock. If the Eligible Optionholder is an employee of the Company, any ordinary income recognized as of each vesting date will be subject to income tax withholding by the Company. Upon disposition of the stock, the Eligible Optionholder will recognize a capital gain or loss (which will be long- or short-term depending upon whether the stock was held for more than one year) equal to the difference between the selling price and any amount recognized as ordinary income. All holders of Eligible Options are urged to consult their own tax advisors regarding the tax implications of participating in the Option Exchange Program under all applicable laws prior to participating in the Option Exchange Program.

Potential Modifications to Terms to Comply with Governmental Requirements. The terms of the Option Exchange Program will be described in an Exchange Offer that we will file with the SEC. Although we do not anticipate that the SEC will require us to modify the terms significantly, it is possible that we will need to alter the terms of the Option Exchange Program, including an extension of the period we will keep the Option Exchange Program open, to comply with comments from the SEC.

Effect on Stockholders

We are not able to predict the impact the Option Exchange Program will have on your interests as a stockholder, as we are unable to predict how many Eligible Optionholders will exchange their Eligible Options or what the future market price of our common stock will be on the date that the shares of New Restricted Stock are granted. We expect to recognize no incremental compensation expense from the Option Exchange Program, other than immaterial compensation expense that might result from fluctuations in our stock price after the exchange ratios have been set but before the exchange actually occurs. In addition, the Option Exchange Program is intended to reduce our need to issue supplemental stock options in the future to remain competitive with other employers.

Interests of Our Directors and Executive Officers in the Option Exchange Program

The following table shows the number of shares subject to Eligible Options held by our executive officers (as such term is defined in Section 16 of the Securities Exchange Act of 1934, as amended, and Rule 16a-1 thereunder) as of March 31, 2009:

Name of Executive Officer	Title	Maximum Number of Shares Underlying Eligible Options	Weighted Average Exercise Price	Weighted Average Remaining Life (in years)
Brett White	President and Chief Executive Officer	653,609	$18.42	4.4
Robert E. Sulentic	Chief Financial Officer and President—Development Services	99,049	$20.51	5.9
Calvin W. Frese, Jr.	Global Chief Operating Officer, Senior Executive Vice President and President—Americas	259,875	$18.94	4.6
Robert Blain	President—Asia Pacific	216,733	$18.41	4.4
Michael J. Strong	President—Europe, Middle East and Africa	72,705	$14.08	5.3
Laurence H. Midler	Executive Vice President, General Counsel and Secretary	150,871	$18.85	4.5
Gil Borok	Executive Vice President, Chief Accounting Officer and Chief Financial Officer—Americas	58,475	$19.83	4.8

New Plan Benefits

The following table shows the maximum number of shares of New Restricted Stock that may be issued to each of our executive officers, our executive officers as a group and our employees as a group pursuant to the Option Exchange Program and the dollar values for the New Restricted Stock assuming that all Eligible Options are exchanged and the market price of our common stock is $3.604 at the date of grant of the New Restricted Stock:

Name and Position	Dollar Value ($)	Number of New Restricted Stock
Brett White, President and Chief Executive Officer	$460,144	127,676
Robert E. Sulentic, Chief Financial Officer and President—Development Services	$96,576	26,797
Calvin W. Frese, Jr., Global Chief Operating Officer, Senior Executive Vice President and President—Americas	$190,926	52,976
Robert Blain, President—Asia Pacific	$152,273	42,251
Michael J. Strong, President—Europe, Middle East and Africa	$72,693	20,170
Laurence H. Midler, Executive Vice President, General Counsel and Secretary	$108,668	30,152
Gil Borok, Executive Vice President, Chief Accounting Officer and Chief Financial Officer—Americas	$44,416	12,324
All executive officers as a group	$1,125,695	312,346
All employees as a group	$5,168,734	1,434,166

Because participation in the Option Exchange Program is voluntary, the benefits or amounts that will be received by any Eligible Optionholder or groups of Eligible Optionholders, if the proposal is approved, are not currently determinable. None of our non-employee directors will be eligible to participate in the Option Exchange Program.

Vote Required

You may vote in favor or against the proposal and you may also abstain as to the proposal. In order to approve the proposal, the affirmative vote of a majority of all of the votes cast at the Annual Meeting is necessary for the approval of the Option Exchange Program assuming a quorum is present. Completion of the Exchange Offer is therefore contingent upon stockholder approval of the proposal. For purposes of the approval of the Option Exchange Program, abstentions and broker non-votes will not be counted as “votes cast” and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF

THE STOCK OPTION EXCHANGE PROGRAM.

PROPOSAL NO. 4

AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO

INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

FROM 325,000,000 TO 525,000,000 SHARES

Our Board has approved, and is hereby soliciting stockholder approval of, an amendment to our restated certificate of incorporation to increase the number of authorized shares of our common stock from 325,000,000 shares to 525,000,000 shares (the “Authorized Share Amendment”). Approval of the Authorized Share Amendment requires the affirmative vote of a majority of the total votes eligible to be cast by holders of outstanding shares of common stock. This change would take effect on the date we file the Authorized Share Amendment with the Secretary of State of the State of Delaware.

The Authorized Share Amendment would amend Article FOURTH, Section (1) of our charter to read in its entirety as follows:

“(1) The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 550,000,000, consisting of (a) 25,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”), and (ii) 525,000,000 shares of Class A common stock, $0.01 par value per share (“Common Stock”).”

Reasons for the Amendment

The number of shares of common stock currently authorized is not sufficient for our existing needs as described below. We currently have 325,000,000 shares of our common stock authorized for issuance. On the record date, we had outstanding 264,925,880 shares of our common stock and 21,955,154 shares of our common stock were subject to outstanding warrants, options and other stock-based awards. Our Board believes that the availability of additional authorized shares will provide us with the flexibility in the future to issue shares of our common stock for corporate purposes such as acquisitions, raising additional capital, settling outstanding obligations, and sales of stock or securities convertible into or exercisable for common stock. We believe that this will provide us with additional flexibility to meet business and financing needs as they arise.

Our Board will determine whether, when and on what terms the issuance of shares of our common stock may be warranted in connection with any future actions. No further action or authorization by our stockholders will be necessary before issuance of the additional shares of our common stock authorized under the amendment to our restated certificate of incorporation, except as may be required for a particular transaction by applicable law or regulatory agencies or by the rules of the NYSE or any other stock market or exchange on which our common stock may then be listed.

The additional shares of common stock, if issued, would have the same rights and privileges as the shares of common stock now issued. There are no pre-emptive rights relating to our common stock. Any issuance of additional shares of common stock would increase the number of outstanding shares of common stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly.

Although an increase in the authorized shares of our common stock could, under certain circumstances, be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction resulting in our acquisition by another company), the proposed increase in shares authorized is not in response to any effort by any person or group to accumulate our common stock or to obtain control of us by any means. In addition, the proposal is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.

The proposed increase in the authorized shares of our common stock would become effective immediately upon the filing of the Authorized Share Amendment with the office of the Secretary of State of the State of Delaware. We expect to promptly file the Authorized Share Amendment in this Proposal No. 4 with the Secretary of State of the State of Delaware upon approval by our stockholders.

The affirmative vote of the holders of a majority of the outstanding shares of common stock will be required to approve the Authorized Share Amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF

THE INCREASE IN THE AUTHORIZED SHARES OF OUR COMMON STOCK.

OTHER MATTERS

We are not aware of any other matters that will be considered at the Annual Meeting. If any other matters are properly raised at the Annual Meeting, the proxy holders will vote the common stock as to which they hold proxies at their discretion.

EXECUTIVE OFFICERS

In addition to Mr. White, described on page 7 under “Proposal No. 1—Nominees for Election to the Board,” our executive officers as of March 31, 2009 were as follows:

Name	Age	Position
Robert Blain	53	President—Asia Pacific
Gil Borok	41	Executive Vice President, Chief Accounting Officer and Chief Financial Officer—Americas
Calvin W. Frese, Jr.	52	Global Chief Operating Officer, Senior Executive Vice President, President—Americas
Laurence H. Midler	44	Executive Vice President, General Counsel, Chief Compliance Officer and Secretary
Michael J. Strong	61	President—Europe, Middle East and Africa
Robert E. Sulentic	52	Chief Financial Officer and President—Development Services

Robert Blain. Mr. Blain has been our President—Asia Pacific since February 2002. Prior to such time, he was employed by Colliers International Property Consultants, Inc., and served as a Regional Investment Director from 1995 to 1998, its Australia Director from 1999 to 2000 and as its Chief Executive—New South Wales from 2000 to February 2002. Mr. Blain holds a diploma in Land Economy from the Real Estate Institute of New South Wales, and is a Fellow of the Royal Institute of Chartered Surveyors, UK and a Fellow of the Australia Property Institute.

Gil Borok. Mr. Borok has served as our Chief Financial Officer—Americas since March 2009 and our Executive Vice President and Chief Accounting Officer since January 2007. Mr. Borok previously served as our Interim Chief Financial Officer beginning December 2008 to March 2009 and our Executive Vice President and Global Controller since October 2002. Prior to that, he was Corporate Controller of Dole Food Company, Inc. from August 1999 to October 2002. Mr. Borok is a certified public accountant in the State of California, and holds a B.A. degree from the University of Pittsburgh and an M.B.A. from the Anderson School at the University of California—Los Angeles.

Calvin W. Frese, Jr. Mr. Frese has been our Global Chief Operating Officer since January 2009 and President of our Americas operations since January 2005. He previously served as our Chief Operating Officer of the Americas beginning in 2001, and prior to that as our Executive Managing Director of the Central Region from 1998 to 2001. From 1989 to 1998, Mr. Frese was General Partner and Chief Operating Officer of Whittier Partners, a New England-based full-service real estate company and joint venture partner of CB Richard Ellis. He holds a B.A. degree from Trinity College and an M.S. degree in Accounting from the New York University, Leonard N. Stern School of Business.

Laurence H. Midler. Mr. Midler has been our Executive Vice President and General Counsel since April 2004. He also serves as our Secretary and Chief Compliance Officer. Prior to joining us, Mr. Midler served as Executive Vice President, General Counsel and Secretary to Micro Warehouse, Inc., from July 2001 until the acquisition of its North American businesses in September 2003. Following the acquisition until March 2004, Mr. Midler served as sole director, President and Chief Executive Officer to manage the process of selling the company’s European operations and winding up the company’s affairs in Chapter 11 bankruptcy. He served as Vice President and Assistant General Counsel of Micro Warehouse, Inc. from September 1998 until July 2001. Mr. Midler began his legal career as an associate at Latham & Watkins, a global law firm, in 1990. He holds a B.A. degree from the University of Virginia and a J.D. degree from The New York University School of Law.

Michael J. Strong. Mr. Strong has been our President—Europe, Middle East and Africa (EMEA) since July 2005. He served as Chairman of Insignia Richard Ellis in Europe from 2000, and continued to perform this role, until being appointed President—EMEA in 2005. Formerly Mr. Strong was a Partner of Richard Ellis prior to its acquisition in 1998. He was appointed a Fellow of the Royal Institution of Chartered Surveyors in October 1986.

Robert E. Sulentic. Mr. Sulentic has been our Chief Financial Officer since March 2009 and our President—Development Services since December 2006. He previously served as a member of our Board and Group President of Development Services, Asia Pacific and Europe, Middle East and Africa from December 2006 through March 2009. Mr. Sulentic was a director of Trammell Crow Company from December 1997 through December 2006, and served as its Chairman of the Board from May 2002 through December 2006. He was President and Chief Executive Officer of Trammell Crow Company from October 2000 through December 2006 and prior to that served as its Executive Vice President and Chief Financial Officer from September 1998 to October 2000. Mr. Sulentic is also a member of the board of directors of Staples, Inc. Mr. Sulentic holds a B.A. from Iowa State University and an M.B.A. from Harvard Business School.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains the principles, objectives, and features of our executive compensation program, and it describes how the compensation of our leaders aligns with our corporate objectives and stockholder interests. Although our executive compensation program is generally applicable to each of our senior officers, this discussion and analysis focuses primarily on the program as applied to our CEO, CFO and the other officers included in the Summary Compensation Table, or the “named executive officers”.

Fiscal 2008 was a challenging year. Economic conditions in the United States were difficult with financial markets experiencing substantial disruption. This disruption caused a freezing up of credit markets, pervasive loss of investor confidence and significant devaluation of assets of all types, from the riskiest to the most secure. These conditions also caused increasingly negative job growth throughout 2008, and a deepening economic contraction in the second half of 2008. This resulted in an accelerating decline in leasing activity and space absorption, rising vacancy rates and decreasing rents across the United States. U.S. investment sales activity began falling sharply from peak levels in the second half of 2007 and remained weak throughout 2008. This decline reflected an absence of debt financing and growing investor reluctance to commit to purchase property in the face of market uncertainty. These deteriorating conditions also adversely affected our development and investment management businesses as property values decreased sharply and disposition opportunities were markedly reduced.

The weakening capital markets trend experienced in the United States began to manifest in the United Kingdom in late 2007, and in continental Europe beginning in early 2008. As a result, investment sales and investment management activities in Europe worsened progressively throughout 2008. The major European economies also entered into a recession in 2008 resulting in lower levels of leasing activity throughout 2008. The markets in Asia Pacific also began to experience increasingly more severe effects from the global credit market difficulties and worldwide economic slowdown, as reflected in lower investment sales and leasing activity in 2008.

As with other companies throughout the commercial real estate services industry, we saw increasingly weakening results of operations as the year wore on. As a result of these adverse economic conditions, our revenues declined 15% from 2007 to 2008, and earnings before interest, taxes, depreciation and amortization, or EBITDA, fell 45% over the same period. Our share priced declined from $21.55 on December 31, 2007 to $4.32 on December 31, 2008.

Our compensation programs are designed to link pay to performance. The decline in our revenues, profitability, and share price caused a dramatic decline in compensation to our executive officers in 2008. Performance awards, which make up a significant portion of our executive officers’ cash compensation, were not awarded for 2008, as discussed more fully below. The value of equity compensation previously granted to our executive officers has also declined significantly. Except for options that were granted prior to our initial public offering in 2004, all stock options held by our executive officers have exercise prices that are substantially higher than the current price of our common stock as of April 9, 2009. In addition, the value of restricted stock awards held by our executive officers is worth far less than today than it was in prior years.

Our 2008 Compensation Program

Our compensation program objectives and what they are designed to achieve

Under normal conditions, the primary objectives set by our Compensation Committee through our executive compensation program are to attract and retain accomplished and high-potential executives and to motivate those executives to achieve short- and long-term goals with the objective of creating sustainable improvements in stockholder value. Under current market conditions, we are not seeking to attract senior level executives. However, the current market conditions make it particularly important that we retain the senior executive officers who are responsible for preserving our franchise, leading the Company in a rapidly changing economic environment and positioning us for growth when the market begins to rebuild, and that we recognize that these senior executive officers are working with fewer resources and greater duties and responsibilities due to overhead and workforce reductions.

At the beginning of each year, our Board reviews our overall corporate mission, strategy and objectives and approves our annual operating plan and budget. These form the basis for the establishment by our Compensation Committee of both corporate and business unit annual and long-term performance goals for our executive officers. Consistent with those objectives, our executive compensation program includes both annual cash incentive and stock-based compensation designed to:

1.	Link pay to performance by providing fair compensation to executives based on their performance and contributions, but making a significant portion of each executive officer’s compensation “at risk”, with incentive programs that may result in no payout when the Company’s performance or the officer’s individual performance does not meet pre-established goals;

2.	Provide incentives to attract and retain the leadership talent required to successfully execute our business strategy;

3.	Link the interests of executives to those of our stockholders by instilling a long-term commitment and developing pride and a sense of ownership;

4.	Develop and maintain executive compensation programs and practices that are transparent and reflect best practices in corporate governance; and

5.	Employ compensation programs that are cost-effective and tax-efficient.

We believe that compensation plays a vital role in supporting short- and long-term business objectives that ultimately drive long-term business success. Our compensation programs are designed to focus our executives on our critical goals that translate into long-term stockholder value, i.e., we reward our executives for annual and long-term business performance, based on either global or line of business financial performance, strategic progress and the creation of stockholder value. At year-end, results and strategic progress achieved at the corporate, business unit and individual levels are measured relative to the goals previously approved by our Compensation Committee.

EBITDA performance is the primary basis for our financial decision-making tools and incentive compensation systems. We believe EBITDA is an effective measure of operating results and is linked to stockholder value. In addition, in establishing our executive officer compensation structure and program, our Compensation Committee also considers:

•	Industry conditions;

•	Corporate performance relative to a selected peer group;

•	Current market data among comparable companies;

•	Current and evolving practices and trends among comparable companies;

•	Overall effectiveness of the program in measuring and rewarding desired performance levels; and

•	Advice to the Compensation Committee from its independent compensation advisors.

We seek to offer total compensation competitive with the market in which we compete for executive talent. We believe that this market is broader than the commercial real estate services industry in which we operate. Accordingly, our Compensation Committee periodically reviews peer group and general industry market survey data and recommendations from our independent compensation consultant for the applicable year to get a general sense of whether our executive compensation is reasonable and competitive with the compensation paid to executives with similar responsibilities at companies both within and outside the our industry that we consider to be similar to us. Although changes to the benchmarking group are made when appropriate, the Compensation Committee prefers to keep the group substantially consistent from year to year to produce more consistent and useful compensation benchmarking. In 2008, compensation was benchmarked against business services sector peers and a broad group of non-manufacturing companies, including our most comparable public company competitors.1 We include business services companies outside our industry, with stature, size and complexity that approximate our own, in recognition of the fact that competition for senior management talent is not limited to our industry. In addition to market data, the Compensation Committee also considers a number of factors relating to each executive officer, including individual performance, job responsibilities, experience level and ability when setting compensation. For example, our Chief Executive Officer’s base salary and annual incentive awards are above that of the next highest paid executive. This is partly a function of competitive market data, which indicates that chief executive officers are paid significantly higher than other executives. It also reflects the Compensation Committee’s view that our Chief Executive Officer bears ultimate responsibility for the Company’s global results and its overall success.

Executive compensation strategy

To achieve our compensation program objectives, we use the following executive compensation strategy:

•	Emphasize variable, performance-based pay that ensures executive compensation is aligned with our performance.

•	Position total cash compensation at the 75th percentile of the relevant market at target performance to reinforce aggressive annual goal setting.

•	Target long-term incentives at the relevant market median.

•	Use equity compensation as a long-term incentive for alignment with stockholders and as a retention tool, including:

➢	Focus equity participation on those that have line-of-sight to our overall results.

➢	Require executives to own our stock.

[1]	The peer group included: Affiliated Computer Services, Aon Corporation, BearingPoint, Brookfield Properties, First American Corporation, Fiserv, Inc., Hewitt Associates, LLC, Interpublic Group, Jones Lang LaSalle, Inc., Kelly Services, Inc., Marsh & McLennan Companies, Inc., Pitney Bowes, Inc., ProLogis, Robert Half International Inc., R.R. Donnelley & Sons Company, SAIC, Inc., Unisys Corporation and Willis Group Holdings Limited.

Elements of our compensation program

The compensation program for any individual serving as our Chief Executive Officer and our other executive officers is primarily comprised of three major elements:

•	Base salary;

•	Short-term, or annual, incentives; and

•	Long-term equity incentives.

A significant percentage of our executive officers’ compensation package is in the latter two categories and variable, based on corporate, divisional and individual performance. The Compensation Committee administers the Company’s Executive Incentive Plan, or EIP, determines the targets for cash performance awards under our Executive Bonus Plan, as amended, or EBP, and the amount of specific equity awards based on advice from its outside consultant regarding market parameters within our peer group companies and other subjective factors, including an assessment of business unit financial performance, individual past performance, potential future performance and retention risk. Actual payouts under these bonus plans may be lower than the targets based on the financial and subjective factors discussed below.

Actual total compensation levels will vary from year to year based on performance relative to goals and changes in stockholder value. Our pay practices support our efforts to attract, motivate, incentivize and retain exceptional business leaders with demonstrated performance, leadership and potential capabilities to deliver innovative initiatives while concurrently meeting aggressive long-term business objectives. Such pay practices are highly differentiated based on individual performance, leadership and potential as well as overall enterprise and business unit results. They are assessed in the context of a rigorous performance management process.

Base salary: We provide competitive base salaries that allow us to attract and retain a high performing leadership team at a reasonable level of fixed costs. Base pay levels generally will be set at the market median, although exceptions can exist both above and below median to reflect a variety of factors such as skills and experience, the importance of the position to us, the difficulty of replacement and affordability. Base salaries are generally reviewed annually during the first quarter of the year, and at other times if an executive officer’s responsibilities have materially changed.

Short-term or annual performance awards: In 2008, our executive officers participated in the EIP and EBP for purposes of determining annual performance awards. These plans were designed to motivate and reward executives by aligning pay with annual performance, as measured by a combination of challenging financial and strategic goals. The EIP is a broad discretionary bonus plan that permits executives to earn performance awards up to a cap based on a percentage of our net income. The Compensation Committee uses the EBP to set specific targets for and make awards to our executive officers within the overall maximum thresholds of the EIP. Although awards are made pursuant to the terms of the EBP, which may have a lower maximum threshold than the EIP, the Compensation Committee may exercise its discretion in any year to award additional amounts outside the EBP, up to the maximum amounts permitted under the EIP, or even outside the EIP as a non-plan discretionary bonus.

We use EBITDA as the primary financial measure when establishing performance targets to effectively tie compensation to our operating results. EBITDA is measured at the corporate level for the CEO and other corporate executives, and at the business unit level for line executives, to appropriately tie an individual’s compensation to performance in the areas where he or she has a direct impact. The following table illustrates the weightings for financial and strategic measures for each EBP participant:

	Financial Measures	Strategic Measures
	80%	20%
CEO	Corporate EBITDA	includes strategic
CFO	Corporate EBITDA	measures tailored
Global Region President	Corporate & Business Unit EBITDA	to each executive position
Line of Business Leader	Corporate & Line of Business EBITDA

Target financial performance under the EBP corresponds to our internal financial plan, which, in our opinion represents aggressive goal-setting. For 2008, the financial objectives, measured by EBITDA, had a threshold of 80% of the target goal and a maximum performance range of 120% of the target goal. The 2008 EBITDA targets for the CEO and our named executive officers were as follows2:

	EBITDA Target	Relevant Business Measure
CEO	$926.0 million	Corporate (100%)
President—Americas	$579.3 million	Americas (50%)
	926.0 million	Corporate (50%)
Group President—EMEA, Asia Pacific and Development Services	$366.4 million 926.0 million	EMEA, Asia Pacific and Development Services (50%) Corporate (50%)
President—Asia Pacific	$ 82.2 million	Asia Pacific (50%)
	$926.0 million	Corporate (50%)

Twenty percent of the cash performance awards under the EBP are based on strategic measures assigned by the Compensation Committee for each executive officer. The strategic measures are generally more qualitative in nature. These measures are designed to reward the quality of current earnings and positioning for the future. The strategic measures for our executive officers that were set in early 2008 under the EBP were as follows:

•	CEO: Succession planning; three-year strategic business plan; leadership in ethics and diversity; mergers & acquisitions; EBITDA margin; and cost containment.

•	President—Americas: three-year division business plan; leadership in ethics and diversity; mergers & acquisitions; EBITDA margin; cost containment; recruitment and retention; and succession planning.

•

Group President—EMEA, Asia Pacific and Development Services: three-year division business plan; international governance; global corporate services business connectivity; development business risk management; mergers & acquisitions; cost containment; recruitment and retention; regional succession planning.

•	President—Asia Pacific: Succession planning; revenue targets; cost containment; network expansion; recruitment and retention; diversity; mergers & acquisitions.

For 2008, eligible payouts ranged from 0 to 200% of target awards for financial measures and from 0 to 150% of target awards for strategic measures. As a result, for these executives, maximum bonuses under this formula were 190% of target (i.e., (80% X 200%) + (20% X 150%) = 190%).

[2]	In November 2008, our CFO left the Company for a new opportunity and we did not name a new CFO until 2009. As a result, we have not included our 2008 CFO in the discussion of EBITDA targets or strategic measures as, at year end, he was not eligible for and did not receive any performance awards.

Because our EBITDA for 2008 did not exceed the minimum 80% threshold, no performance awards based on financial measures were awarded for 2008. Our Board was prepared to approve performance awards for these executive officers based on strategic measure performance in 2008. However, prior to the Board’s decision, our executive officers notified the Board that each of them had elected to forego any performance award for 2008 in light of the adverse economic conditions impacting the Company, its employees and stockholders. As a result, our executive officers will not receive any performance awards for 2008. The following table illustrates the target awards for which they were eligible in 2008 and the amounts actually awarded:

Name	2008 Performance Award Targets	2008 Actual Performance Awards
Brett White	$1,700,000	$0
President and Chief Executive Officer

Calvin W. Frese, Jr.	$750,000	$0
Global Chief Operating Officer, Senior Executive Vice President and President—Americas

Robert E. Sulentic[3]	$750,000	$0
Chief Financial Officer and President—Development Services

Robert Blain	$520,000	$0
President—Asia Pacific

Gil Borok[4]	$199,200	$0
Executive Vice President, Chief Accounting Officer and Chief Financial Officer—Americas (former Interim Chief Financial Officer)

The EBP also provides our Chief Executive Officer the discretion to recommend a supplementary discretionary bonus in cases of exceptional performance. These CEO awards for executive officers are subject to approval by our Compensation Committee and Board. No such awards were recommended for 2008 performance.

Long-term incentives: We use equity compensation as a long-term incentive for alignment with stockholders and as a retention tool focused on top executives that have line of sight to results. Long-term incentives, i.e., equity awards, for our executive officers are targeted at the market median for our peer group and have historically been provided annually through a combination of stock options and restricted shares granted under our 2004 Stock Plan.

The link to performance in our long-term incentive grants is prospective in nature. For example, stock options are designed to motivate executives to engage in behaviors that create stockholder value. The stock price must grow above the share price at grant in order for the executive to realize value. Similarly, restricted stock encourages executives to not only contribute to the creation of new stockholder value but also to help maintain and preserve existing stockholder value. Lastly, our equity grants are subject to multi-year vesting schedules, which help us to retain key talent, and ensure our executives take a long-term view with regard to growth in stockholder value. The Compensation Committee’s determination of individual awards is essentially a determination of future potential earnings opportunities, rather than rewards for past performance. The ultimate value earned by the executives will depend on our stockholder return performance after the grants are made.

[3]	Mr. Sulentic was named CFO and President—Development Services effective March 3, 2009. Previously, he served as Group President—Development Services, Asia Pacific and Europe, Middle East & Africa.

[4]	Mr. Borok is included in this and the following tables because he served as our Interim CFO from December 1, 2008 through March 2, 2009.

In prior years, we have made option and restricted stock award grants using grant value (or accounting cost) guidelines, rather than share-based guidelines. This grant value approach helped manage the annual cost of our equity incentive awards. In 2009, we are considering using a share-based approach instead because the substantial decline in our stock price would require far too many shares to deliver similar values in 2009 as have been awarded in prior years. The executive grant guidelines are determined by our Compensation Committee and are based on each executive’s position within our organization, job performance, future potential, awards made to executives at comparable companies and other factors.

The ratio of option value to stock award value was 25%/75% for grants made to our executive officers in 2008. We chose this mix to provide a balance between the highly-leveraged stock options, which provide incentives to increase our share price and restricted stock, which provides incentives to preserve and grow existing stockholder value on a less leveraged basis. Detailed information on equity compensation grants to our executive officers in 2008 is reported on page 50 in the table of Grants of Plan-Based Awards.

•

Stock options: We grant stock options because they motivate our executives to engage in behaviors that create stockholder value, thereby aligning the interests of executives and stockholders. For an executive to receive value from a stock option, the stock price must grow to be above the grant date price after the stock option vests. We grant stock options with an exercise price equal to the fair market value of our common stock on the date of grant, which is defined in our 2004 Stock Plan as the closing price of our common stock on the NYSE. Generally, stock options have a term of seven years from the date of grant and vest 25% per year beginning on the first anniversary of the grant date. This multi-year vesting schedule helps us retain key talent and ensure that executives take a long-term view with regard to growth in stockholder value. For purposes of determining the number of options granted to each executive under our value-based guidelines, options are valued using the Black-Scholes option pricing model.

•

Restricted stock: We have historically used restricted stock because we believe that it also aligns the interests of our executives with those of stockholders. Restricted stock provides a balance to the highly leveraged stock option component. Restricted stock encourages executives to create stockholder value and to maintain and preserve value, thus ensuring that executives carefully consider the degree of risk associated with the strategic plan. Restricted stock granted to executives generally vests at a rate of 25% per year beginning on the first anniversary of the grant date, subject to the executive’s continued employment, which also provides a strong retention mechanism. For purposes of our value-based guidelines, the value of each share of restricted stock is equal to the value of one share of our common stock on the date of grant, which equals our accounting cost.

Deferred compensation plans: Historically, we have maintained four deferred compensation plans, in which, in prior years, highly compensated employees were allowed to participate, as described on page 56 under “Summary of Plans, Programs and Agreements—Deferred Compensation Plans.” In December of 2008, all of our deferred compensation plans were merged into one deferred compensation plan, or the Post-August 2004 DCP, which was adopted after our initial public offering in 2004, and allowed our executive officers and other highly compensated employees to defer portions of their salaries and annual performance awards. The purpose of this plan was to provide highly compensated employees a tax-efficient way to defer compensation to future years, thus increasing the perceived value of the overall program in support of our attraction/retention objectives. Under the Post-August 2004 DCP, participants could deposit their deferred income into a money market fund or mutual fund investment options. On August 12, 2008, the Post-August 2004 DCP was amended to allow plan participants to allocate amounts held by such participants in the plan to purchase Company stock units, each of which was equivalent to one share of our common stock. We did not provide above market or guaranteed returns on non-qualified deferred compensation. Effective January 1, 2009, no additional deferrals were permitted under the Post-August 2004 DCP.

Under our prior deferred compensation plan, or Pre-August 2004 DCP, which was frozen in August 2004 and merged into the Post-August 2004 DCP in December 2008, participants could purchase stock units, each of which was equivalent to one share of our common stock, as well as invest in interest index or mutual fund investment options. Participation in the Pre-August 2004 DCP by any of our named executive officers is described on page 56 under “Summary of Plans, Programs and Agreements—Deferred Compensation Plans”.

On November 5, 2008, based on prevailing market conditions, our Board authorized our Chief Executive Officer to modify or terminate these deferred compensation plans, subject to applicable regulatory requirements. We notified participants that we would merge the plans and modify the Post-August 2004 DCP pursuant to the transition rules under Internal Revenue Code Section 409A to allow participants to make new distribution elections prior to December 31, 2008 to receive distributions at specified dates in 2009. These actions have accelerated distributions from the DCPs of cash and shares of our common stock to the participants the DCP but will not have any material effect on our statement of operations. Upon completion of the distribution process, the plans will no longer exist.

Change of control agreements: We do not have change of control agreements with any of our executive officers.

In general and other than as described under “Summary of Plans, Programs and Agreements—Other Agreements With Executive Officers” we have not entered into employment agreements with our executives. We believe that our compensation structure, including our long-term incentives, reflects our strategy of achieving our retention goals in the absence of employment contracts.

Benefits and Perquisites: Our executive officers participate in our benefit plans on the same basis as all of our other employees. We do not offer our executive officers perquisites, with the exception of Messrs. Blain and Sulentic. We provided Mr. Blain, who is based in Hong Kong, with allowances for housing, education/subsistence/travel, and insurance in an aggregate amount of $145,439 for 2008. We inherited an umbrella insurance policy upon the merger with Trammell Crow Company in which Mr. Sulentic participates and for which we pay the premium, which was $1,875 in 2008.

Changes to our Compensation Program in 2009

On March 2, 2009, our Board approved performance award target amounts for our CEO, CFO and our other named executive officers for 2009. The target amounts generally reflect a decrease of approximately 50% from 2008 targets, except for adjustments for certain individuals based on a change in their positions. The 2009 targets for the CEO, CFO and the other named executive officers are set forth below:

Name	2009 Performance Award Targets
Brett White	$850,000
President and Chief Executive Officer

Calvin W. Frese, Jr.	$450,000
Global Chief Operating Officer, Senior Executive Vice President and President—Americas

Robert E. Sulentic	$450,000
Chief Financial Officer and President—Development Services

Robert Blain	$260,000
President—Asia Pacific

Gil Borok	$150,000
Executive Vice President, Chief Accounting Officer and Chief Financial Officer—Americas (former Interim Chief Financial Officer)

Forecasts for 2009 generally call for a weakening economy in the United States, and globally, with the continuation of the economic recession and possibly an economic depression in some regions. It is difficult to predict the duration and depth of the economic slowdown and the impact on our business, but we expect that a weak economy will continue to strain the resources of our clients and negatively impact our businesses and operations. As a result, the performance award targets approved for our executive officers in 2009 were based on our Board’s reasonable judgment of what would be a good outcome for the Company in 2009 based on information known at the time of such determination.

Also for 2009, at management’s request, the Board approved a temporary decrease to the annual base salaries of the officers named below and all other U.S.-based executive officers, effective March 15, 2009. The reductions range from 6.7% to 11.8% for our executive officers. The reduced 2009 annual salaries for the CEO, CFO and the other named executive officers are set forth below:

Name	2009 Annual Base Salary	Percent of Salary Reduction
Brett White	$765,000	10%
President and Chief Executive Officer

Calvin W. Frese, Jr.	$553,000	7.8%
Global Chief Operating Officer, Senior Executive Vice President and President—Americas

Robert E. Sulentic[5]	$529,000	11.8%
Chief Financial Officer and President, Development Services

Robert Blain	$481,000	7.5%
President—Asia Pacific

Gil Borok	$373,000	6.7%
Executive Vice President, Chief Accounting Officer and Chief Financial Officer—Americas (former Interim Chief Financial Officer)

Equity Ownership Policy

Our objective to link compensation to the long-term success of the Company is reinforced by our equity ownership policy. This policy requires that each executive officer acquire and maintain significant levels of Company stock (5x base salary for the CEO and 2x or 3x base salary for other executive officers, depending on their position) to further align their interests with stockholders over the long term. Until the minimum thresholds are satisfied, an executive officer is restricted from selling stock (all or a portion, depending on their position), including shares acquired upon the exercise of stock options, net of amounts necessary to pay withholding tax and exercise prices. This policy was effective January 1, 2008 and our executives are permitted to satisfy this ownership requirement over time through existing and new equity awards.

Timing of equity grants

We have an Equity Award Policy that is published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com. This policy (1) generally sets the timing of our annual equity grants, (2) provides that our Compensation Committee may not delegate any of its authority under our 2004 Stock Plan without prior Board approval and (3) provides that the effective date of a grant is either the date our Compensation Committee approves the award or a later date specified at that time. Our executive officers receive equity awards each year as part of an annual grant to our senior managers and other leaders approved by our Compensation Committee. This grant of stock options and restricted stock awards generally occurs at the Fall

[5]	Mr. Sulentic’s percentage of decrease in part relates to a prior salary reduction effective August 1, 2008 in connection with voluntary reductions in the Development Services business.

meeting of the Compensation Committee. The exercise price of stock options and value of restricted stock awards is the fair market value on the grant date, based on the closing price of our common stock on the NYSE and as set forth in our 2004 Stock Plan.

Policy on stock trading and hedging

We have a pre-clearance process for trades in CB Richard Ellis securities which all directors, executive officers and other designated insiders must follow. We also prohibit our directors, executive officers and other designated insiders from trading in CB Richard Ellis securities outside of our quarterly trading windows. In addition, all employees are prohibited from engaging in any transaction involving a put, call or other option on CB Richard Ellis securities (other than exercises of an option granted under our 2001 Stock Incentive Plan, our 2004 Stock Plan, or any of our, or our acquiree’s legacy stock incentive plans).

Role of Compensation Consultant and Input of Executive Officers

Our Compensation Committee is assisted in setting compensation for our executive officers by our Chief Executive Officer and the committee’s independent compensation consultant, Frederic W. Cook, or FW Cook. FW Cook prepares a benchmarking study for the Compensation Committee based on its review of compensation at and financial performance of the peer group of companies identified above. FW Cook also meets with the Compensation Committee and with management to solicit input on job scope, performance, retention issues and other factors it views as relevant. FW Cook then prepares a report to the Compensation Committee with recommendations as to compensation of the applicable executive officers.

Our Chief Executive Officer meets with FW Cook to provide information about the Company and its industry which is helpful in conducting an accurate peer group company benchmarking survey. In addition, our Chief Executive Officer is given an opportunity to review the consultant’s report to the Compensation Committee and provides the committee with commentary on certain portions of the report. He also attends, at the invitation of the Compensation Committee, portions of its meetings when the performance of the executive officers who report directly to him and other applicable executive officers is discussed. During these meetings, he provides an assessment of their performance and recommends a payout of some or all of the compensation recommended by FW Cook. The Compensation Committee makes all ultimate compensation decisions, incorporating both the feedback from FW Cook and our Chief Executive Officer. Our Chief Executive Officer does not attend discussions where his performance is evaluated or make recommendations on his own compensation.

Section 162(m) tax considerations

We attempt to structure our compensation program to comply with Section 162(m), which limits the deductibility of executive compensation paid by publicly held corporations to $1,000,000 per employee, unless the compensation is performance-based. As much as possible, we use and intend to use performance-based compensation. In connection with this goal, in March 2007 our Compensation Committee adopted, and in June 2007 our stockholders approved, the CB Richard Ellis Group, Inc. Executive Incentive Plan, or EIP. The EIP is meant to enable us to avail ourselves of the exemption from deductibility limits under Section 162(m). Under the EIP, the maximum award for each annual performance period that may be granted is equal to 1% of EBITDA for our Chief Executive Officer and 0.5% of EBITDA for each of our other participating executive officers. Our Compensation Committee may adjust such awards downward, but not upwards over these amounts. The Compensation Committee generally determines the actual amount of such awards through application of the EBP or its successor plans, as well as consideration of other factors determined to be relevant by our Compensation Committee in gauging the performance of each executive. The Board may exercise its discretion to award bonuses to any of our executive officers up to the maximum amount permissible under the EIP.

In addition, our 2004 Stock Plan includes provisions that will permit certain types of equity incentive awards granted under the plan to satisfy the performance-based exemption from deductibility limits under Section 162(m).

The Compensation Committee’s policy is to take Section 162(m) into account in establishing compensation for our executives. While the tax impact of any compensation arrangement is one factor to be considered, this impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers competitively and in a manner commensurate with performance. From time to time, the Compensation Committee may therefore award compensation to our executive officers which is not fully deductible if it determines that such award is consistent with its philosophy and is in our and our stockholders’ best interests.

Compensation Committee Report

The Compensation Committee reviewed and discussed with management of the Company the foregoing Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in CB Richard Ellis’ Annual Report on Form 10-K for the year ended December 31, 2008.

Compensation Committee

Frederic V. Malek, Chair
Bradford M. Freeman
Jane J. Su

Notwithstanding any statement in any of our filings with the SEC that might incorporate part or all of any future filings with the SEC by reference, including this Proxy Statement, the foregoing Report of the Compensation Committee is not incorporated into any such filings.

SUMMARY COMPENSATION TABLE

The following table sets forth information for the fiscal years ended December 31, 2008, 2007 and 2006 concerning the compensation of our Chief Executive Officer and certain of our other executive officers. For stock and option awards, the dollar amounts set forth in the table below reflect the dollar amounts recognized by us for financial statement reporting purposes with respect to the fiscal year ended December 31, 2008, 2007 or 2006, respectively, in accordance with SFAS 123R. Mr. Kay resigned effective November 30, 2008 as our Senior Executive Vice President and Chief Financial Officer. Mr. Borok served as our interim Chief Financial Officer from December 1, 2008 until March 3, 2009 when Mr. Sulentic became our Chief Financial Officer. The table also identifies the principal capacity in which each of the named executive officers served us at the end of 2008.

Name and Principal Position	Year	Salary ($) (1)	Bonus (2) (3)(4)	Stock Awards (5)(6)	Option Awards (5)(6)	Non-Equity Incentive Plan Compensa- tion (7) ($)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings (8) ($)	All Other Compensa- tion (1)(8)(9) (10)(11)(12)(13) ($)	Total (14) ($)
Brett White	2008	$850,000	$—	$905,042	$1,313,839	$—	—	$—	$3,068,881
President and Chief Executive Officer	2007	813,077	—	538,161	1,123,991	2,754,000	—	—	5,229,229
	2006	650,000		228,320	806,028	1,959,000	—	2,486	3,645,834

Kenneth J. Kay	2008	$489,600	$—	$311,242	$363,275	$—	—	$2,250	$1,166,367
Former Senior Executive Vice President and Chief Financial Officer	2007	519,308	—	186,098	418,737	866,700	—	2,250	1,993,093
	2006	450,000	27,000	76,106	306,092	790,000	—	—	1,649,198

Gil Borok	2008	$308,500	$50,000	$291,103	$136,979	$—	—	$2,250	$788,832
Interim Chief Financial Officer, Executive Vice President—Finance and Chief Accounting Officer

Calvin W. Frese, Jr.	2008	$600,000	$—	$423,353	$596,885	$—	—	$2,250	$1,622,488
Senior Executive Vice President and President, Americas	2007	600,000	500,000	239,915	506,868	735,000	—	2,250	2,584,033
	2006	503,077	227,000	98,938	362,563	670,000	—	1,655	1,863,233

Robert E. Sulentic	2008	$581,140	$—	$233,785	$180,443	$—	—	$4,125	$999,493
Group President of Development Services, Asia Pacific and Europe, Middle East and Africa	2007	600,000	300,000	50,346	48,460	1,350,000	—	11,950	2,360,756
	2006	19,726	1,500,000	—	—	—	—	59	1,519,785

Robert Blain	2008	$520,000	$—	$298,994	$429,867	$—	—	$145,439	$1,394,300
President—Asia Pacific	2007	460,000	114,000	178,807	365,922	874,000	—	147,000	2,139,729
	2006	400,000	27,000	76,106	260,539	557,000	—	147,900	1,468,545

(1)	Mr. Sulentic joined our Company and became an executive officer on December 20, 2006. As a result, amounts shown in Mr. Sulentic’s “Salary” and “All Other Compensation” column for 2006 are for the partial year ended December 31, 2006. Mr. Kay resigned as Chief Financial Officer effective November 30, 2008. Mr. Borok became our Interim Chief Financial Officer effective December 1, 2008.

(2)	The total amounts shown in this column for 2006 reflect discretionary cash-based CEO awards issued to Messrs. Kay, Frese and Blain to recognize their contributions in the successful sourcing, negotiation and closing of our acquisition of Trammell Crow Company and other accomplishments for the year ended December 31, 2006. Messrs. Frese, Sulentic and Blain also received discretionary cash-based CEO awards in connection with their performance for the year ended December 31, 2007.

(3)	Reflects a cash bonus paid in 2006 to Mr. Sulentic, who became our executive officer upon our acquisition of Trammell Crow Company in December 2006. Mr. Sulentic’s cash bonus was determined in the first instance by former members of Trammell Crow Company’s Compensation Committee in accordance with our Agreement and Plan of Merger between us, Trammell Crow Company and A-2 Acquisition Corp., our wholly-owned subsidiary. This cash bonus was based on targets and performance criteria established in 2006 by the Trammell Crow Company’s Compensation Committee and on Mr. Sulentic’s performance as the chief executive officer of Trammell Crow Company.

(4)	Reflects a transition bonus paid in 2008 to Mr. Borok, upon his assumption of the interim Chief Financial Officer role on December 1, 2008.

(5)	All grants were made under the 2001 Stock Incentive Plan and 2004 Stock Plan. See Note 11 “Stock-Based Compensation” to our interim financial statements as reported on Form 10-Q for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008, Note 2 “Significant Accounting Policies” and Note 16 “Employee Benefit Plans” to our consolidated financial statements as reported on Form 10-K for the year ended December 31, 2008 for a discussion on the valuation of our stock awards and option awards.

(6)	On November 3, 2008, Mr. Kay notified us of his resignation as our Senior Executive Vice President and Chief Financial Officer, to be effective November 30, 2008. Consequently, 81,772 unvested restricted shares of our common stock and options to purchase 116,745 shares of our common stock, each previously issued under our 2004 Stock Plan, were cancelled. We would have recognized an additional expense of $147,077 during 2008 with respect to his unvested restricted stock granted and an additional expense of $126,388 with respect to his unvested options had Mr. Kay not terminate his employment with us.

(7)	Amounts in this column relate to compensation pursuant to our discretionary bonus plans referred to in this proxy statement as the EIP and EBP. Amounts reflected in this table are based on the achievement of financial and non-financial performance objectives that are established at the beginning of each fiscal year and calculated in accordance with formulas under such plans for that year.

(8)	Although Messrs. Frese and White have contributed to our deferred compensation plans described on page 56, earnings on deferred compensation are not reflected in this column because we do not provide above market or guaranteed returns on non-qualified deferred compensation.

(9)	Previously Brett White, our Chief Executive Officer, had an outstanding loan balance of $257,300 in connection with his purchase of shares in 1998 under our 1996 Equity Incentive Plan. Pursuant to a promissory note executed in connection with our 1996 Equity Incentive Plan, all interest accrued on the outstanding loan balances for any year was forgiven if Mr. White’s performance produced a sufficiently high level of bonus, with approximately $7,500 of interest forgiven for each $10,000 of bonus. Mr. White repaid the outstanding amount of $257,300 of this loan in full on February 17, 2005 and all interest accrued in 2005 was automatically forgiven in 2006 upon calculation of Mr. White’s 2005 bonus.

(10)	The amount in this column includes a matching contribution of $2,250 for Messrs. Kay, Borok, Frese, and Sulentic to each of his 401(k) account pursuant to our 401(k) plan’s employee match policy for fiscal year ending December 31, 2008 based on contributions by Messrs. Kay, Borok, Frese, and Sulentic. The amount in this column includes a matching contribution of $2,250 for Messrs. Kay, Frese, and Sulentic to each of his 401(k) account pursuant to our 401(k) plan’s employee match policy and $7,750 to Mr. Sulentic pursuant to the Trammell Crow Company 401(k) Plan for fiscal year ending December 31, 2007 based on contributions by Messrs. Kay, Frese, and Sulentic. The amount in this column for Mr. Frese includes a matching contribution of $1,655 to Mr. Frese’s 401(k) account pursuant to our 401(k) plan’s employee match policy for fiscal year ending December 31, 2006. Prior to 2007, we determined the amount of our contributions based on the performance and profitability of our consolidated U.S. operations. Accordingly, the amount indicated for 2006 was contributed by us based on contributions by Mr. Frese as well as our performance in that year.

(11)	Reflects the amount of premiums paid by us for an umbrella insurance policy of $1,875 for 2008, $1,950 for 2007 and a prorated amount of $59 for 2006 for Mr. Sulentic.

(12)	Mr. Blain received a housing allowance of $102,555, education/subsistence/travel allowance of $39,013 and an insurance allowance of $3,871 in 2008; a housing allowance of $78,500, education/subsistence/travel allowance of $67,000 and an insurance allowance of $1,500 in 2007; and a housing allowance of $86,100, education/subsistence/travel allowance of $60,300 and an insurance allowance of $1,500 in 2006.

(13)	Other than the perquisites described in footnotes (11) and (12) above relating to Messrs. Sulentic and Blain, our executive officers participate in the same benefit plans as all of our other employees and we otherwise do not offer our executive officers perquisites.

(14)	Mr. Blain’s salary and non-equity incentive plan compensation amounts are determined in U.S. dollars but are paid in Hong Kong dollars. We pay Mr. Blain’s salary on the last day of each month in Hong Kong dollars converted from U.S. dollars at the prevailing exchange rate as published by the Wall Street Journal on the date his salary is determined by our Compensation Committee. We convert Mr. Blain’s non-equity incentive plan compensation amount from U.S. dollars to Hong Kong dollars on the day that amount is paid, converted at the prevailing rate set by The Hongkong and Shanghai Banking Corporation Limited.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning stock and cash awards during the fiscal year ended December 31, 2008 to the persons named in the table under “Summary Compensation Table,” each of which was granted pursuant to our 2004 Stock Plan or Executive Bonus Plan described below.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards (2) ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)
Brett White		$0	$1,700,000	$3,230,000	—	—	—
	September 2, 2008	—	—	—	141,083	—	—	$1,874,993
	September 2, 2008	—	—	—	—	95,218	$13.29	622,739

Kenneth J. Kay		0	535,000	1,016,500	—	—	—
	September 2, 2008	—	—	—	56,433	—	—	749,995
	September 2, 2008	—	—	—	—	38,087	13.29	249,094

Gil Borok		0	199,200	378,480	—	—	—
	September 2, 2008	—	—	—	18,453	—	—	245,240
	September 2, 2008	—	—	—	—	12,454	13.29	81,451

Calvin W. Frese, Jr.		0	750,000	1,425,000	—	—	—
	September 2, 2008	—	—	—	70,541	—	—	937,490
	September 2, 2008	—	—	—	—	47,609	13.29	311,369

Robert E. Sulentic		0	750,000	1,425,000	—	—	—
	September 2, 2008	—	—	—	70,541	—	—	937,490
	September 2, 2008	—	—	—	—	47,609	13.29	311,369

Robert Blain		0	520,000	988,000	—	—	—
	September 2, 2008	—	—	—	46,218	—	—	614,237
	September 2, 2008	—	—	—	—	31,193	13.29	204,006

(1)	Amounts reported represented each executive officer’s annual incentive opportunity in 2008 under our EBP.

(2)	The closing price of our common stock on September 2, 2008 was $13.29. At December 31, 2008, the closing price of our common stock was $4.32 per share.

SUMMARY OF PLANS, PROGRAMS AND AGREEMENTS

Second Amended and Restated 2004 Stock Incentive Plan

Our Second Amended and Restated 2004 Stock Incentive Plan, or 2004 Stock Plan, authorizes the grant of stock-based awards to our employees, directors and consultants. A total of 30,785,218 shares of our Class A common stock have been reserved for issuance under the plan (on a split-adjusted basis). This share reserve is reduced by one share upon grant of a stock award and upon exercise or redemption of any awards. Awards that expire, terminate, lapse, that are reacquired by us or that are redeemed for cash rather than shares and shares tendered as payment of the exercise price or for tax withholding will again be available for grant under the 2004 Stock Plan. As of December 31, 2008, 7,595,763 shares were subject to options issued under our 2004 Stock Plan and 10,737,105 shares remained available for future grants under the 2004 Stock Plan.

To enable the Company to deduct in full for federal income tax purposes the compensation recognized by certain executive officers in connection with performance awards granted under the 2004 Stock Plan, the plan is designed to qualify such compensation as “performance-based compensation” under Section 162(m). To comply with Section 162(m), the number of shares for which such awards may be granted, including shares for which options or stock appreciation rights may be granted, to any participant is limited.

The 2004 Stock Plan is administered by our Compensation Committee, the members of which are deemed independent under NYSE Rules. Our Board reserves the right to amend or terminate the 2004 Stock Plan at any time and to administer the plan with respect to non-employee directors. Stockholder approval will be required for amendments to the 2004 Stock Plan that increase the number of shares that may be issued under the plan, increase participants’ accrued benefits, modify the requirements for participation, effect a repricing of stock options or stock appreciation rights, allow acceleration other than as permitted in connection with death, disability, retirement, other termination of employment or change in control, or to the extent required to comply with applicable law.

Stock options must have an exercise price that is at least equal to the fair market value of our common stock on the date the option is granted. Options generally vest and become exercisable over a period of four years. In the event of the option holder’s termination, the option holder will generally have up to three months (up to one year if due to disability or 18 months if due to death) from termination to exercise his/her vested options. Unless the option holder’s agreement provides otherwise, options generally expire, to the extent unexercised, five to seven years from the date of grant. The terms of the 2004 Stock Plan expressly provide that without the appropriate stockholder approval, the Board may neither cancel outstanding stock options and grant in substitution stock options having a lower exercise price nor may the Board amend outstanding options to reduce the exercise price thereof, except in connection with a transaction to which Section 424(a) of the Internal Revenue Code applies.

Restricted stock units, which entitle the participant to the right to receive one share of common stock per unit at the time the unit vests, and restricted stock bonuses may also be awarded. For both restricted stock bonuses and units, vesting will be based on the participant’s continuous service and generally vest over a period of four years. In the event a participant’s continuous service terminates, all unvested common stock as of the date of termination will be subject to our reacquisition and unvested stock units will be cancelled.

The plan also allows for grants of other stock-based awards such as stock appreciation rights, restricted stock purchase rights, phantom stock units, performance shares and performance share units.

In the event of a change of control, as defined in the 2004 Stock Plan, other than dissolution, the Board may provide for the (1) assumption or continuation of any stock awards outstanding under the plan, (2) issuance of substitute awards that will substantially preserve the terms of any awards, (3) payment in exchange for the cancellation of an award or (4) termination of an award upon the consummation of the change of control, but only if the participant has been permitted to exercise or redeem an option or stock appreciation right prior to the change of control.

Share Price. On March 31, 2009, the closing price of our common stock on the NYSE was $4.03 per share.

Grants to Our Executive Officers. Our Board has granted stock awards and stock options to our executive officers under the 2004 Stock Plan. Each of the awards disclosed in the “All Other Stock Awards: Number of Shares of Stock or Units” column in the Grants of Plan-Based Awards table set forth on page 50, the “Number of Shares or Units of Stock That Have Not Vested” column in the Outstanding Equity Awards at Fiscal Year-End table set forth on page 54, the “All Other Option Awards: Number of Securities Underlying Options” column in the Grants of Plan-Based Awards table set forth on page 50, and the “Number of Securities Underlying Unexercised Options, Unexercisable” column in the Outstanding Equity Awards at Fiscal Year-End table set forth on page 54 vests at a rate of 25% on each anniversary of the respective grant date, unless earlier terminated pursuant to the terms of our 2004 Stock Plan.

2001 Stock Incentive Plan

Our 2001 Stock Incentive Plan was adopted by our Board and approved by our stockholders on June 7, 2001. However, our 2001 Stock Incentive Plan was terminated in June 2004 in connection with the adoption of our 2004 Stock Incentive Plan. The 2001 Stock Incentive Plan permitted the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to our employees, directors or independent contractors. Since our 2001 Stock Incentive Plan has been terminated, no shares remain available for issuance under it. However, as of December 31, 2008, outstanding stock options granted under the 2001 Stock Incentive Plan to acquire 5,152,830 shares of our Class A common stock remain outstanding according to their terms, and we will continue to issue shares to the extent required under the terms of such outstanding awards. Options granted under this plan have an exercise price of $1.92 and are all fully vested and exercisable. Options granted under the 2001 Stock Incentive Plan are subject to a maximum term of ten years from the date of grant.

Grants to our Executive Officers. Pursuant to our 2001 Stock Incentive Plan, on July 20, 2001, May 31, 2002 and July 8, 2002, we granted stock options to Messrs. White, Frese and Kay, respectively. With respect to unexercised options relating to these dates set forth in the “Number of Securities Underlying Unexercised Options, Unexercisable” column in the Outstanding Equity Awards at Fiscal Year-End table set forth on page 54, all of Mr. White’s options fully vested on July 20, 2006 and with respect to Messrs. Frese and Kay, such options fully vested on May 31, 2007 and July 8, 2007, respectively. In addition, on September 16, 2003, we granted options to each of Messrs. White, Kay, Frese and Blain. With respect to unexercised options relating to this date set forth in the “Number of Securities Underlying Unexercised Options, Unexercisable” column in the Outstanding Equity Awards at Fiscal Year-End table set forth on page 54, all of Messrs. White, Kay, Frese and Blain fully vested on September 16, 2008.

Executive Incentive Plan

Our Executive Incentive Plan, or EIP was approved by the Compensation Committee of our Board on March 19, 2007 and approved by our stockholders on June 1, 2007. The purpose of the EIP is to advance our interests and the interests of our stockholders and assist us in attracting and retaining executive officers by providing incentives and financial rewards to our executive officers that are deductible to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m).

Section 162(m) limits the deductibility of certain compensation of the chief executive officer and the next four most highly compensated officers of publicly-held corporations. Compensation that qualifies as “performance-based” under Section 162(m) is not subject to this limitation. In order for compensation to be considered “performance-based,” (i) it must be paid solely on account of the attainment of one or more pre-established objective performance goals; (ii) the performance goals must be established in a timely fashion by a compensation committee comprised solely of two or more outside directors; (iii) the material terms of the performance goals must be disclosed to and approved by the stockholders before payment; and (iv) the compensation committee must certify in writing prior to payment of the compensation that the performance goals and any other material terms were in fact satisfied.

The principal features of the EIP are summarized below.

Administration; Amendment and Termination. Our Compensation Committee administers the EIP and has broad authority to interpret, amend or rescind its provisions as the Committee deems necessary and appropriate. Our Board reserves the right to amend or terminate the EIP at any time, subject to stockholder approval to the extent required by applicable law.

Eligibility. Our executive officers who are designated by our Board as “Section 16 officers” are eligible to participate in the EIP. Currently, there are seven executive officers designated as Section 16 officers.

Maximum Awards. Under the EIP, each participant is eligible to receive a maximum performance award equal to a percentage of our “earnings before income taxes, depreciation and amortization”, or EBITDA. Under the EIP, our Chief Executive Officer is eligible to receive a maximum performance award equal to 1% of EBITDA for the performance period and the other participants in the EIP are each eligible to receive a maximum performance award equal to 0.5% of EBITDA for the performance period.

The actual performance award granted to a participant is determined by our Compensation Committee and Board, which retain the discretionary authority to reduce or eliminate (but not increase) a performance award based on its consideration of, among other things, corporate or business unit performance against budgeted financial goals, achievement of non-financial goals, economic and relative performance considerations and assessments of individual performance. The Compensation Committee may evaluate a participant’s performance pursuant to our EBP, and therefore reduce the awards generated pursuant to the EIP formula. The EBP is described below under “Summary of Plans, Programs and Agreements—Executive Bonus Plan”. However, our Compensation Committee and Board may exercise their discretion in any year to award additional amounts, based on performance, outside the EBP, up to the maximum amounts permitted under the EIP, or even outside the EIP as a non-plan discretionary bonus.

The time period during which the achievement of the performance goals is to be measured shall be no longer than five years and no less than six months. Within the earlier of 90 days after the beginning of each fiscal year or the expiration of 25% of a performance period, our Compensation Committee will designate one or more performance periods, determine the participants for such performance periods and affirm the applicability of the formula for determining each participant’s award.

Each award under the EIP may be paid in cash, stock, restricted stock, stock options or other stock-based or stock denominated units. An award shall be paid only after written certification by our Compensation Committee as to the attainment of the performance goals and the amount of the award, and subsequent approval by our Board.

Termination of Employment. An officer who terminates employment with us due to retirement, disability or death is eligible to receive a prorated award. Subject to the Compensation Committee’s discretion, if an officer terminates employment with us for a reason other than retirement, disability or death, no award shall be payable.

Executive Bonus Plan

Our Compensation Committee may evaluate a participant’s performance under the EIP referenced above using our EBP, and thereby reduce the size of awards generated pursuant to the EIP formula. The principal features of the EBP are summarized below.

Eligibility. Our Chief Executive Officer and other Section 16 officers are eligible to participate in the EBP, which may be used by the Compensation Committee as a means to determine a subset of awards under the EIP.

Performance. Awards under the EBP are based on the achievement of certain financial and strategic performance goals and a targeted level or levels of performance with respect to each goal. For 2008, financial performance goals were based on EBITDA. The financial and strategic performance measures are determined on an individual basis and are based on the achievement of specific objectives in each participant’s area of responsibility. Strategic performance measures for the Chief Executive Officer and our executive officers are approved by our Compensation Committee and Board. Awards under the EBP for our executive officers are weighted 80% on financial performance targets and 20% on strategic performance measures.

Award Determination. Each participant in the EBP receives a target award early in the fiscal year, which is weighted based on each participant’s financial and strategic performance goals. During 2008, the range between threshold and maximum for purposes of the financial measures was plus or minus 20% of the target goal, with a maximum of 200% of such executive officer’s financial-based target. Strategic performance measures were weighted on a scale of zero to 150%. For 2008, participants were not entitled to more than 200% of his or her target award. Our Compensation Committee and Board may exercise their discretion in any year to award additional amounts, based on performance, outside the EBP, up to the maximum amounts permitted under the EIP, or even outside the EIP as non-plan discretionary bonuses.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning unexercised stock options or equity incentive plan awards granted during the fiscal year ended December 31, 2008 and stock that remains unvested as of December 31, 2008, to the persons named in the table under “Summary Compensation Table”.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)(2) (3)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (4)(5)(6)(7) (8) (#)	Market Value of Shares or Units of Stock That Have Not Vested (9) ($)
Brett White					210,201	$908,068
July 20, 2001	10,770	—	$1.92	July 20, 2011
September 16, 2003	419,028	—	1.92	September 16, 2013
September 22, 2004	262,233	—	7.46	September 22, 2009
September 21, 2005	253,125	84,375	15.43	September 21, 2012
September 6, 2006	59,005	59,006	23.46	September 6, 2013
September 5, 2007	25,720	77,160	27.19	September 5, 2014
September 2, 2008	—	95,218	13.29	September 2, 2015

Kenneth J. Kay (10)					—	—
July 8, 2002	103,104	—	1.92	July 8, 2012
September 16, 2003	119,721	—	1.92	September 16, 2013
September 22, 2004	75,000	—	7.46	September 22, 2009
September 21, 2005	56,250	—	15.43	September 21, 2012
September 6, 2006	19,668	—	23.46	September 6, 2013
September 5, 2007	10,288	—	27.19	September 5, 2014

Gil Borok					45,400	196,128
September 22, 2004	18,000	—	7.46	September 22, 2009
September 21, 2005	11,250	5,625	15.43	September 21, 2012
September 6, 2006	7,845	7,845	23.46	September 6, 2013
September 5, 2007	3,364	10,092	27.19	September 5, 2014
September 2, 2008	—	12,454	13.29	September 2, 2015

Calvin W. Frese, Jr.					102,791	444,057
September 16, 2003	119,730	—	1.92	September 16, 2013
September 22, 2004	75,000	—	7.46	September 22, 2009
September 21, 2005	73,125	36,563	15.43	September 21, 2012
September 6, 2006	25,569	25,569	23.46	September 6, 2013
September 5, 2007	12,860	38,580	27.19	September 5, 2014
September 2, 2008	—	47,609	13.29	September 2, 2015

Robert E. Sulentic					87,781	379,214
September 5, 2007	12,860	38,580	27.19	September 5, 2014
September 2, 2008	—	47,609	13.29	September 2, 2015

Robert Blain					69,060	298,339
September 16, 2003	124,716	—	1.92	September 16, 2013
September 22, 2004	45,000	—	7.46	September 22, 2009
September 21, 2005	84,375	28,125	15.43	September 21, 2012
September 6, 2006	19,668	19,669	23.46	September 6, 2013
September 5, 2007	8,425	25,278	27.19	September 5, 2014
September 2, 2008	—	31,193	13.29	September 2, 2015

(1)	With respect to options granted on September 21, 2005 to Messrs. White, Borok, Frese and Blain, all of the unexercisable options reported in this column will vest on September 21, 2009, unless earlier terminated pursuant to the terms of our 2004 Stock Plan.

(2)	With respect to options granted on September 6, 2006 to Messrs. White, Borok, Frese and Blain, the unexercisable options reported in this column will vest in equal increments on each of September 6, 2009 and 2010, unless earlier terminated pursuant to the terms of our 2004 Stock Plan.

(3)	With respect to options granted on September 5, 2007 to Messrs. White, Borok, Frese, Sulentic and Blain, the unexercisable options reported in this column will vest in equal increments on each of September 5, 2009, 2010 and 2011, unless earlier terminated pursuant to the terms of our 2004 Stock Plan.

(4)	With respect to options granted on September 2, 2008 to Messrs. White, Borok, Frese, Sulentic and Blain, the unexercisable options reported in this column will vest in equal increments on each of September 5, 2009, 2010, 2011 and 2012, unless earlier terminated pursuant to the terms of our 2004 Stock Plan.

(5)	With respect to the total number of unvested stock awards listed in this column, 8,439, 564, 3,657 and 2,814 unvested stock awards granted to each of Messrs. White, Borok, Frese and Blain, respectively, will vest on September 21, 2009, unless earlier terminated pursuant to the terms of our 2004 Stock Plan.

(6)	With respect to the total number of unvested stock awards listed in this column, 26,200, 3,484, 11,353 and 8,733 unvested stock awards granted to each of Messrs. White, Borok, Frese and Blain, respectively, will vest in equal increments on each of September 6, 2009 and 2010, unless earlier terminated pursuant to the terms of our 2004 Stock Plan.

(7)	With respect to the total number of unvested stock awards listed in this column, 34,479, 4,510, 17,240, 17,240 and 11,295 unvested stock awards granted to each of Messrs. White, Borok, Frese, Sulentic and Blain, respectively, will vest in equal increments on each of September 5, 2009, 2010 and 2011, unless earlier terminated pursuant to the terms of our 2004 Stock Plan. In addition, 18,389 unvested stock awards granted to Mr. Borok will vest in full on September 5, 2011, unless earlier terminated pursuant to the terms of his Employment Agreement.

(8)	With respect to the total number of unvested stock awards listed in this column, 141,083, 18,453, 70,541, 70,541 and 46,218 unvested stock awards granted to each of Messrs. White, Borok, Frese, Sulentic and Blain, respectively, will vest in equal increments on each of September 5, 2009, 2010, 2011 and 2012, unless earlier terminated pursuant to the terms of our 2004 Stock Plan.

(9)	Amounts reflected in this column were calculated by multiplying the number of unvested shares by $4.32, the closing price of our common stock on December 31, 2008.

(10)	Pursuant to the terms of the applicable equity plan, all of Mr. Kay’s options expired on February 28, 2009, three months after the date of his termination.

Option Exercises and Stock Vested Table

The following table sets forth information concerning stock option exercises and vesting of stock awards during the fiscal year ended December 31, 2008 to the persons named in the table under “Summary Compensation Table.”

OPTION EXERCISES AND STOCK VESTED

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Brett White	—	—	33,029	$444,044
Kenneth J. Kay	—	—	11,775	158,194
Gil Borok	—	—	3,806	51,415
Calvin W. Frese, Jr.	—	—	15,080	202,626
Robert E. Sulentic	—	—	5,746	76,422
Robert Blain	—	—	10,943	147,129

(1)	Reflects the number of shares acquired upon vesting multiplied by the closing price of our common stock on the applicable vesting date or the closing price of our common stock on the next business day following the vesting date. On September 5, 2008, the closing price of our common stock was $13.30, on September 8, 2008, which was the next business day following the September 6, 2008 vest date, the closing price of our common stock was $13.85 and on September 22, 2008, which was the next business day following the September 21, 2008 vest date, the closing price of our common stock was $13.01.

Non-Qualified Deferred Compensation

The following table sets forth information concerning our Post-August 2004 DCP, described below that provided for the deferral of compensation on a basis that is not tax-qualified during the year ended December 31, 2008 to the persons named in the table under “Summary Compensation Table.”

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Aggregate Earnings/ Losses in Last FY (1)(2)(3) ($)	Aggregate Balance at Last FYE (4) ($)
Brett White	—	$(4,929,356)	$1,542,230
Kenneth J. Kay	—	—	—
Gil Borok	—	—	—
Calvin W. Frese, Jr.	—	(1,712,065)	739,404
Robert E. Sulentic	—	—	—
Robert Blain	—	—	—

(1)	Includes losses on 356,997 shares of our common stock underlying vested stock fund units held by Mr. White in our Post-August 2004 DCP. Aggregate loss of $3,581,293 has been computed by multiplying the number of shares by the difference between the closing market price of our common stock on January 1, 2008 over the closing market price of our common stock on December 31, 2008.

(2)	Includes losses on 83,139 shares of our common stock underlying vested stock fund units held by Mr. Frese in our Post-August 2004 DCP. Aggregate loss of $1,432,517 has been computed by multiplying the number of shares by the difference between the closing market price of our common stock on January 1, 2008 over the closing market price of our common stock on December 31, 2008.

(3)	With respect to Mr. Frese, the amount includes loss of $279,548 in earnings from deferred bonus amounts from prior years deferred pursuant to our Pre-August 2004 DCP. With respect to Mr. White, includes loss of $1,348,063 in earnings from deferred bonus amounts from prior years deferred pursuant to our Post-August 2004 DCP.

(4)	All contributions by Mr. Frese are now held in our Post-August 2004 DCP and were made prior to our initial public offering in June 2004. No portion of the amounts reported for Mr. Frese or Mr. White in this column represent above-market or preferential interest or earnings accrued on the applicable plan and, accordingly, have not been included in our “Summary Compensation Table.”

Deferred Compensation Plans

We have historically maintained four deferred compensation plans, or DCPs. The first, which we refer to as the Pre-August 2004 DCP, was frozen (stopped accepting deferrals) effective August 1, 2004. The second, which we refer to as the Post-August 2004 DCP, became effective on August 1, 2004, began accepting deferrals on August 13, 2004 and was frozen (stopped accepting deferrals) effective January 1, 2009. The third, which we refer to as the Restoration Plan, was assumed by us and frozen (stopped accepting deferrals) in connection with our acquisition of Insignia Financial Group, Inc., or Insignia. The fourth, which we refer to as the Trammell Crow Company DCP, was adopted by Trammell Crow Company effective January 1, 2006, was assumed by us in connection with our acquisition of Trammell Crow Company, and was merged into the Post-August 2004 DCP, effective January 1, 2008. The Post-August 2004 DCP was available to designated employees and full time sales professionals classified as qualified real estate agents, who earned $200,000 or more and did not have a loan outstanding from our 401(k) Plan. This included our named executive officers. Our executive officers and all other eligible participants could defer 0% to 60% of the first $100,000 of their cash compensation, and up to 100% of any additional cash compensation, except to the extent necessary to pay FICA tax and other various items, for distribution generally either after their employment with us ended or on a future date in accordance with the participant’s distribution election.

On November 5, 2008, based on prevailing market conditions, our Board authorized our Chief Executive Officer to modify or terminate our DCPs, subject to applicable regulatory requirements. We notified participants that we would merge the Pre-August 2004 DCP and the Restoration Plan into the Post-August 2004 DCP and modify the Post-August 2004 DCP pursuant to the transition rules under Internal Revenue Code Section 409A to allow participants to make new distribution elections prior to December 31, 2008 to receive distributions at specified dates in 2009. These actions have accelerated distributions from the DCP of cash and shares of our common stock to the participants of the DCP but will not have any material effect on our statement of operations. Upon completion of the distribution process, the DCPs will no longer exist.

The prior provisions of the four DCPs are summarized below. However, because the Pre-August 2004 DCP, the Restoration Plan and the Trammell Crow Company DCP all merged into the Post-August 2004 DCP in December of 2008, and because all accounts in the Post-August 2004 DCP will be distributed in lump sums no later than December of 2009, the prior provisions of the four DCPs are of historical significance only.

Pre-August 2004 DCP. The investment alternatives available to participants under this plan included two interest index funds and approximately 80 mutual fund options. Distributions with respect to the interest index and insurance fund accounts were made by the DCP in cash. In addition, prior to July 2001, participants were entitled to invest their deferrals in stock fund units that were distributed as shares of our common stock. As of December 31, 2008, there were 2,849,391 outstanding stock fund units that had been transferred from the Pre-August 2004 DCP to the Post-August 2004 DCP, all of which were vested.

Effective August 1, 2004, no additional deferrals were permitted under the Pre-August 2004 DCP.

Under the Pre-August 2004 DCP, participants could make the following distribution elections at the time of their deferral elections:

•	While still employed, at least two years after the date of election (“In-Service Withdrawals”)

•	Upon termination of employment (“Termination Distributions”)

In-Service Withdrawals could be in a lump sum or in installments over 2, 3, 4 or 5 years. Termination Distributions could be in a lump sum (any time up to 10 years after termination) or installments over 5, 10 or 15 years (starting immediately after termination).

A total of two changes were allowed for postponement or change of payment methods of scheduled In-Service Withdrawals. The new payment date had to be at least one year later than the previous election. Changes had to be filed at least 15 months in advance. Termination Distribution changes had to be filed at least 12 months in advance of the termination date. Unscheduled In-Service Withdrawals were available in the event of an unforeseeable emergency such as serious accidental injury, loss of property due to casualty, etc. Unscheduled In-Service Withdrawals were also available with a 7.5% tax penalty.

Post-August 2004 DCP. Effective August 1, 2004, we adopted the Post-August 2004 DCP. Under the Post-August 2004 DCP, deferrals were credited to one or more investment alternatives which included a money-market fund and ten mutual fund investment options. In accordance with Section 409A of the Internal Revenue Code, there was limited flexibility for participants to change distribution elections once made. Effective January 1, 2009, no additional deferrals were permitted under the Post-August 2004 DCP. Existing account balances under the plan will be paid to participants in 2009 according to their new distribution elections made in November or December of 2008.

Under the Post-August 2004 DCP, participants could make the following distribution elections at the time of their deferral elections:

•	While still employed, at least two years after the date of election (“In-Service Withdrawals”)

•	Upon termination of employment (“Termination Distributions”)

In-Service Withdrawals could be in a lump sum or in installments over 2, 3, 4 or 5 years. Effective January 1, 2005, the Post-August 2004 DCP conformed to all the provisions outlined in Section 409A of the Internal Revenue Code and, therefore, did not allow for unscheduled in-service distributions except in the event of an unforeseeable emergency. Termination Distributions could be in a lump sum (any time up to 10 years after termination) or installments over 5, 10 or 15 years (starting immediately after termination).

Elections to change distributions had to be filed at least 15 months in advance for scheduled In-Service Withdrawals and 12 months in advance for Termination Distributions. Changes to Termination Distributions were unlimited. A total of two changes were allowed for postponement or changes of payment methods of scheduled In-Service Withdrawals. However, any change required that the payment start date be at least five years later than the previous election.

On August 12, 2008, the Company amended and restated the Post-August 2004 DCP and amended the Pre-August 2004 DCP to allow participants to allocate amounts held by such participants in the plans to stock fund units. The amended Post-August 2004 DCP also permitted non-employee members of the Board of Directors to participate in that plan, effective September 1, 2008. This included the ability to defer stock awards issued after 2008. This became impossible later, when the plan was frozen. As of December 31, 2008, there were 3,049,467 outstanding stock fund units under the Post-August 2004 DCP, all of which were vested and includes the 2,849,391 outstanding stock fund units transferred from the Pre-August 2004 DCP.

Restoration Plan. The Restoration Plan, assumed in connection with our acquisition of Insignia, was frozen and was no longer accepting deferrals. The Restoration Plan was administered only for the purpose of making distributions when participants terminated employment.

Trammell Crow Company DCP. Effective January 1, 2006, Trammell Crow Company established a non-qualified deferred compensation plan. Officers, key employees and key qualified real estate agents of the Trammell Crow Company, selected by a committee, were permitted to defer up to 100% of 2006 and 2007 cash compensation under the Trammell Crow Company Deferred Compensation Plan (“TCC-DCP”) after the first $200,000 of base salary and commissions. None of our executive officers participated in the TCC-DCP. Effective January 1, 2008, the TCC-DCP was merged into the Post-August 2004 DCP. Under the TCC-DCP, participants could make the following distribution elections at the time of their deferral elections:

•	While still employed, at least two years after the date of election (“In-Service Withdrawals”)

•	Upon termination of employment (“Termination Distributions”)

An In-Service Withdrawal had to be in a lump sum. Separate elections were allowed for Termination Distributions, depending on whether the termination was by reason of death, disability, or another circumstance. A Termination Distribution could be in a lump sum or in installments over 5, 10 or 15 years.

Elections to change distributions had to be filed at least 12 months in advance. Changes were unlimited. However, any change required that the payment start date be at least five years later than the previous election. Unscheduled withdrawals were not available under the TCC DCP except for unforeseeable emergencies.

At the time of the merger into the Post-August 2004 DCP, participants in the TCC-DCP were given the opportunity to make new elections that were consistent with the terms of the Post-August 2004 DCP.

401(k) Plan

We maintain a tax qualified 401(k) retirement plan. Generally, our employees are eligible to participate in the plan if they are at least 21 years old. Most of our non-union U.S. employees, other than qualified real estate agents having the status of independent contractors under section 3508 of the Internal Revenue Code, are eligible to participate in the plan. Historically, the 401(k) plan provided for participant contributions as well as a Company match. A participant is allowed to contribute to the 401(k) plan from 1% to 75% of his or her compensation, subject to limits imposed by applicable law. Participants are entitled to invest up to 25% of their 401(k) account balance in shares of our common stock, however participants may not have more than 25% of their assets allocated to our common stock as measured at any year end. As of December 31, 2008, 354,273 shares of our common stock were held as investments by participants in our 401(k) plan.

Prior to 2007, we determined an amount of employer contributions that we would contribute, if any, to the plan based on the performance and profitability of our consolidated U.S. operations. Accordingly, our contributions for years prior to 2007 were allocated to participants who are actively employed on the last day of the plan year in proportion to each participant’s pre-tax contributions for that year, up to 16.47% of the participant’s deferred amount. Effective January 1, 2007, we amended our 401(k) plan and for 2007 and 2008 we contributed a 50% match of our employee’s contributions up to the first 3% of the employee’s annual compensation (up to $150,000 of compensation). Our matching contributions vest 20% a year over five years. The five year period applies retroactively for our employees from their date of hire. Effective January 1, 2009, we suspended matching contributions due to adverse economic conditions.

Severance Policy

We have a severance policy for highly compensated employees for any Company initiated separation other than “for cause” (as such term is defined in the severance policy). Assuming all eligibility conditions are satisfied, under the severance policy, employees who generally earn more than $100,000 in annual compensation, may be eligible for a minimum severance payment equal to one week of base salary for every $10,000 base salary, with a minimum of 12 weeks of base salary up to a maximum of 36 weeks of base salary. We pay such amounts in anticipation of unemployment and not as a reward for past service. Payment to an eligible highly compensated employee is triggered in the event of the employee’s involuntary termination by the Company, other than “for cause”. In addition, we provide a benefits allowance equal to $1,000 for each year of service, with a maximum of $5,000, provided the highly compensated employee was participating in a Company-sponsored medical plan at the time of termination and three months of outplacement assistance. If the highly compensated employee is otherwise bonus eligible and is terminated in the third or fourth quarter of the Company’s fiscal year end, or in the first quarter following the end of the fiscal year but before bonuses are paid, the highly compensated employee will be eligible to receive a pro-rated target bonus. Severance is typically paid in a single lump-sum. Payment of severance is conditioned upon, among other things, a release of claims against us by the employee. The severance policy applicable to all of our other salaried full time employees generally provides one week of base salary as severance pay for each full year of service, with a minimum payment of one week of base salary up to a maximum payment of 15 weeks and a benefits allowance of $1,000 for each full year of service up to a maximum payment of $5,000 (provided the employee was participating in a Company-sponsored medical plan at the time of termination) if their position is eliminated.

In the event that any of our named executive officers were involuntarily terminated as of December 31, 2008 under the circumstances covered by our current severance policy, they would have been entitled to severance benefits up to the following amounts: Mr. White $593,462, Mr. Sulentic $389,231, and Mr. Frese $420,385. Mr. Blain and Mr. Borok are not eligible to receive severance benefits under this policy. See “Other Agreements with Executive Officers” below for more information on Mr. Borok’s potential severance benefits.

Other Agreements with Executive Officers

Gil Borok. On November 21, 2008, we entered into an Employment Agreement with Mr. Borok in connection with his appointment as our interim Chief Financial Officer. Mr. Borok’s agreement provided that he would receive an annual salary of $400,000. Additionally, Mr. Borok’s annual bonus target under the EBP was increased to $300,000. He also received two transition bonuses—$50,000 which was paid when he became interim Chief Financial Officer on December 1, 2008 and $125,000 which is scheduled to be paid 90 days after the successful transition of Mr. Sulentic into the role of Chief Financial Officer. Mr. Borok will also be entitled to a severance payment if he is terminated without cause at any time before March 3, 2010, equal to 18 months of his base salary, his target bonus, immediate vesting of 18,389 shares of restricted stock he currently holds that would otherwise vest on September 5, 2011, and six months of continued health care coverage. In the event that Mr. Borok’s employment was involuntarily terminated as of December 31, 2008, he would have been entitled to a severance benefit of $1,062,000.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about our equity compensation plans as of December 31, 2008. All outstanding awards relate to our Class A common stock.

Plan category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders (1)	12,748,593	$9.91	10,737,105	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	12,748,593	$9.91	10,737,105

(1)	Consists of our 2004 Stock Plan and our 2001 Stock Incentive Plan (no further awards may be issued under our 2001 Stock Incentive Plan, which was terminated in June 2004 in connection with the adoption of the 2004 Stock Plan).

(2)	Under the 2004 Stock Plan, we may issue stock awards, including but not limited to restricted stock bonuses and restricted stock units, as those terms are defined in the 2004 Stock Plan. Each stock award shall reduce the number of shares reserved for issuance under the 2004 Stock Plan by 1:1. As of March 31, 2009, there were 10,971,358 shares available for future grants.

STOCK OWNERSHIP

HOLDINGS OF OFFICERS, DIRECTORS AND MAJOR STOCKHOLDERS

The table below reflects the number of shares beneficially owned by (a) each director and nominee for director to our Board; (b) each of our current executive officers named in the Summary Compensation Table; (c) all directors, director nominees and executive officers as a group; and (d) each person or group known to us owning more than five percent of the outstanding shares of our common stock as of March 31, 2009. Unless otherwise noted, the beneficial owners exercise sole voting and/or investment power over their shares.

	Company Common Stock
Name of Beneficial Owner	Shares Owned	Right to Acquire Beneficial Ownership Under Options Exercisable Within 60 Days	Percent of Class
Brett White (1)(2)	1,791,076	1,029,881	*
Robert E. Sulentic	113,887	12.860	*
Calvin W. Frese, Jr. (3)	537,567	306,284	*
Robert Blain	372,178	282,184	*
Gil Borok	90,017	40,459	*
Richard C. Blum (1)(4)	38,102,209	7,062	14.4
Patrice M. Daniels	29,280	15,909	*
Curtis F. Feeny	5,447	1,784	*
Bradford M. Freeman	83,765	15,909	*
Michael Kantor	70,851	57,480	*
Frederic V. Malek (5)	1,116,425	15,909	*
Jane J. Su (1)(4)	38,087,805	2,122	14.4
Gary L. Wilson (6)	162,422	99,051	*
Ray Wirta (1)(7)	3,240,082	2,196,192	1.2
All directors, director nominees and executive officers as a group	46,113,986	4,343,330	17.4
Blum Capital Partners, L.P. (1)(4)	38,081,776		14.4
Ariel Investments, LLC (8)	30,950,030		11.7
Baron Capital Group, Inc. (9)	13,793,171		5.2
FMR LLC (10)	38,829,077		14.7
Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC (11)	22,882,930		8.6

*	less than 1.0%

(1)	As a result of the voting provisions set forth in the Securityholders’ Agreement described in greater detail in this Proxy Statement under the heading “Related-Party and Other Transactions Involving Our Officers and Directors—Securityholders’ Agreement,” this stockholder, together with our other stockholders that owned shares of Class B common stock prior to our initial public offering, other than Frederic V. Malek, may be deemed to constitute a group, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, or the Exchange Act. Accordingly, the group formed by these stockholders may be deemed to beneficially own 43,139,396 shares of our Class A common stock. The voting provisions of the Securityholders’ Agreement terminate upon a change of control or as otherwise agreed by the parties thereto.

(2)

Mr. White is co-trustee and, together with his spouse, is the beneficiary of The White Family Trust, which owns 193,997 of the indicated shares. Mr. White is the direct beneficial owner of 210,201 shares of our common stock and 356,997 shares of our common stock underlying vested stock fund units in our Post-August 2004 DCP. In connection with any voluntary or involuntary termination of his employment with us, Mr. White may be entitled to receive an issuance of some or all of the shares underlying the stock fund units within 60 days of such termination, depending upon the date of such termination and the current terms of the election he has made under the plan. As a result of the Securityholders’ Agreement, Mr. White shares voting power over 404,198 of the indicated shares with our other stockholders that owned shares of Class B common stock prior to their conversion to shares of Class A common stock in June 2004. Mr. White has an aggregate right to acquire beneficial ownership under 1,029,881 vested stock options and, subject to continued vesting, 315,759 unvested stock options.

(3)	Includes 83,139 shares of our common stock underlying vested stock fund units in our Post-August 2004 DCP. In connection with any voluntary or involuntary termination of his employment with us, Mr. Frese may be entitled to receive a distribution of some or all of the shares underlying the stock fund units within 60 days of such termination, depending upon the date of such termination and the current terms of the election he has made under the plan.

(4)	Includes 1,442,626 shares of common stock of the Company are owned directly by five limited partnerships for which Blum Capital Partners, L.P. (“Blum LP”) serves as the general partner: BK Capital Partners IV, L.P., Stinson Capital Partners, L.P., Stinson Capital Partners L, L.P., Stinson Capital Partners (QP), L.P., and Stinson Dominion, L.P. These shares may also be deemed to be owned indirectly by Blum LP and Richard C. Blum & Associates, Inc. (“RCBA Inc.”), the general partner of Blum LP. Additionally, Blum LP owns 12,026 shares directly, and as such, these shares may be deemed to be owned indirectly by RCBA Inc.; (ii) Blum Strategic Partners, L.P. (“Blum Strategic”) owns 9,997,428 shares of common stock. These shares may also be deemed to be owned indirectly by Blum Strategic GP, L.L.C. (“Blum GP”), the general partner Blum Strategic; (iii) Blum Strategic Partners II, L.P (“Strategic II”) and Blum Strategic Partners II GMBH & Co. KG (“Strategic II KG”) own 11,852,759 shares of common stock. These shares may also be deemed to be owned indirectly by Blum Strategic GP II, L.L.C. (“Blum GP II”), the general partner of Strategic II and the managing limited partner of Strategic II KG; (iv) Blum Strategic Partners III, L.P. (“Strategic III”) owns 6,282,700 shares of common stock. These shares may also be deemed to be owned indirectly by (a) Blum Strategic GP III, L.P. (“Blum GP III LP”), the general partner of Strategic III, and (b) Blum Strategic GP III, L.L.C. (“Blum GP III”), the general partner of Blum GP III LP; (v) Blum Strategic Partners IV, L.P. (“Strategic IV”) owns 8,212,979 shares of common stock. These shares may also be deemed to be owned indirectly by (a) Blum Strategic GP IV, L.P. (“Blum GP IV LP”), the general partner of Strategic IV, and (b) Blum Strategic GP IV, L.L.C. (“Blum GP IV”), the general partner of Blum GP IV LP; (vi) Saddlepoint Equity, L.L.C. (“Saddlepoint Equity”) owns 28,484 shares of common stock. These shares may also be deemed to be owned indirectly by (a) Saddlepoint Partners GP, L.L.C. (“Saddlepoint GP”), the managing member of Saddlepoint Equity; (b) Blum LP, the managing member of Saddlepoint GP; and (c) RCBA Inc., the general partner of Blum LP; (vii) The Nuclear Decommissioning Trust of Dominion Nuclear Connecticut, Inc. (“Dominion Connecticut”) owns 132,400 shares of common stock; and (viii) Virginia Electric and Power Company Qualified Nuclear Decommissioning Trust (“Virginia Electric”) owns 132,400 shares of common stock. Blum LP has voting and investment discretion with respect to the shares owned by Dominion Connecticut and Virginia Electric. Each of Richard C. Blum, Jane J. Su, Blum LP, RCBA, Inc., Blum GP, Blum GP II, Blum GP III, Blum GP III LP, Blum GP IV, Blum GP IV LP, and Saddlepoint GP disclaim beneficial ownership of these shares, except to the extent of any pecuniary interest therein. As a result of the Securityholders’ Agreement, Blum Strategic, Strategic II, and Strategic II KG share voting power over the indicated shares with our other stockholders that owned shares of Class B common stock prior to their conversion to shares of Class A common stock in June 2004. The business address of each of the above named is c/o Blum Capital Partners, L.P., 909 Montgomery Street, Suite 400, San Francisco, California 94133.

(5)	Mr. Malek, his spouse and children are trustees of The Malek Family Charitable Trust, which owns 19,800 of the shares reflected and Mr. Malek, his wife and their children are the beneficiaries. In addition, Mr. Malek is the sole trustee of the Frederic V Malek TTEE U/A DTD 06/19/1992 Frederic V Malek Trust, which owns 795,000 of the shares reflected.

(6)	Mr. Wilson is a co-trustee of the Gary L. Wilson 2006 Unitrust, which owns 25,000 of the shares reflected. Mr. Wilson is also a co-trustee of the Wilson-Thornhill Foundation, which owns 25,000 of the shares reflected.

(7)	As a result of the Securityholders’ Agreement, Mr. Wirta, as co-trustee of The Wirta Family Trust, shares voting power over 1,040,694 of the indicated shares with our other stockholders that owned shares of Class B common stock prior to their conversion to shares of Class A common stock in June 2004. Mr. Wirta is the direct beneficial owner of 3,196 shares of our common stock.

(8)	Ariel Investments, LLC (“Ariel”) filed Amendment No. 2 to Schedule 13G on February 13, 2009 with the SEC to report 30,950,030 shares of our common stock held of record by them. Of the indicated shares, Ariel has sole voting power over 27,217,630 shares and sole dispositive power over 30,950,030 shares of our common stock. Ariel’s business address is 200 East Randolph Drive, Suite 2900, Chicago, Illinois 60601.

(9)	Baron Capital Group, Inc. (“BCG”) on behalf of itself, BAMCO, Inc. (“BAMCO”), Baron Capital Management, Inc. (“BCM”) and Ronald Baron filed a Schedule 13G on February 12, 2009 with the SEC. In its Schedule 13G, the reporting persons reported ownership as of December 31, 2008 as indicated below. The business address of BCG, BAMCO, BCM and Ronald Baron is 767 Fifth Avenue, New York, New York 10153.

	Beneficial Ownership	Shared Voting Power	Shared Dispositive Power
BCG	13,793,171	13,246,603	13,793,171
BAMCO	13,446,768	12,924,200	13,446,768
BCM	346,403	322,403	346,403
Ronald Baron	13,793,171	13,246,603	13,793,171

(10)	FMR LLC (“FMR”) filed Amendment No. 2 to Schedule 13G on February 17, 2009 with the SEC to report 38,829,077 shares of our common stock held of record by FMR as of December 31, 2008. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR is deemed to beneficially own 37,866,378 shares of our common stock in its capacity as an investment advisor to various investment companies. Edward C. Johnson 3d (“Johnson”) and FMR, through its control of Fidelity, and the funds, each has sole power to dispose of the 37,866,378 shares beneficially owned by them. Members of the Johnson family are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR. Neither FMR nor Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR, is the beneficial owner of 957,199 shares of our common stock in its capacity as investment manager of institutional accounts owning such shares. Johnson and FMR, through its control of Pyramis, each has sole dispositive power over 957,199 shares of our common stock and sole power to vote or direct the vote of 957,199 shares of our common stock owned by the institutional accounts managed by Pyramis. FIL Limited (“FIL”), and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL which is a qualified institution is the beneficial owner of 5,500 shares of our common stock. Partnerships controlled predominantly by members of the Johnson family, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. FMR and FIL are of the view that they are separate and independent corporate entities, and the Boards of Directors are generally composed of different individuals. FMR and Fidelity’s business address is 82 Devonshire Street, Boston, Massachusetts, 02109. Pyramis’ business address is 53 State Street, Boston, Massachusetts, 02109 and FIL’s business address is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda.

(11)	Goldman Sachs Asset Management, L.P., together with GS investment Strategies, LLC (“Goldman Sachs Asset Management”) jointly filed a Schedule 13G on February 5, 2009 with the SEC to report 22,882,930 shares of our common stock held of record by them. In its Schedule 13G, Goldman Sachs Asset Management reported as of December 31, 2008 shared voting power and shared dispositive power over 22,882,930 shares of our common stock. Goldman Sachs Asset Management’s business address is 32 Old Slip, New York, New York 10005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. SEC regulations require us to identify anyone who failed to file a required report or filed a late report during the most recent fiscal year. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for such persons, we believe that, during the fiscal year 2008, our executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, with the exception of Form 4s to report the forfeiture back to the Company of previously granted unvested stock awards as a result of Mr. Kay’s resignation from employment with us on November 30, 2008 and Senator Daschle’s resignation as a member of our Board on December 2, 2008. These transactions were subsequently reported in year-end reports filed on Form 5, which were timely filed within the required time frame established by the SEC. In addition, Blum Capital Partners, L.P. filed one late Form 4 on August 20, 2008 to report the acquisition of our common stock. Such late filings did not result in any liability under Section 16(b) of the Exchange Act.

RELATED-PARTY AND

OTHER TRANSACTIONS INVOLVING OUR OFFICERS AND DIRECTORS

Securityholders’ Agreement

In connection with our acquisition of CB Richard Ellis Services in 2001, we and CB Richard Ellis Services entered into a Securityholders’ Agreement with certain of our stockholders, including those listed below:

•	our stockholders affiliated with Blum Capital Partners, L.P.;

•	Ray Wirta, who is our former Chief Executive Officer and current Vice Chairperson of the Board;

•	Brett White, who is our President and Chief Executive Officer; and

•	Frederic V. Malek, who is one of our directors.

The Securityholders’ Agreement defines various rights of the stockholders that are parties to the agreement related to their ownership of common stock.

Nomination of Directors and Voting. Our stockholders affiliated with Blum Capital Partners are entitled to nominate a percentage of our total number of directors that is equivalent to the percentage of the outstanding common stock beneficially owned by these affiliates, with this percentage of our directors being rounded up to the nearest whole number of directors. The stockholders that are parties to the Securityholders’ Agreement that owned shares of our Class B common stock, other than Mr. Malek, are obligated to vote their shares in favor of the directors nominated by these affiliates of Blum Capital Partners. As of March 31, 2009, these stockholders, collectively, beneficially owned approximately 16.3% of our outstanding Class A common stock.

Registration Rights. Pursuant to the Securityholders’ Agreement, we have granted registration rights to our stockholders that are parties to that agreement. As a result of these registration rights, we can be required by some of our stockholders to effect registration statements, or “demand registrations,” registering the securities held by the stockholder for sale under the Securities Act of 1933, or the Securities Act. Under this agreement, our stockholders affiliated with Blum Capital Partners have four remaining demand registrations. In addition to our obligations with respect to demand registrations, if we propose to register any of our securities, other than a registration relating to our employee benefit plans or a corporate reorganization or other transaction under Rule 145 of the Securities Act, whether or not the registration is for our own account, we are required to give each of our stockholders that is party to the Securityholders’ Agreement the opportunity to participate, or “piggyback,” in the registration.

Indemnification. We are obligated to indemnify the stockholders that are parties to the Securityholders’ Agreement and each of their respective affiliates, controlling persons, directors, officers, employees and agents from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including all reasonable attorneys’ fees and expenses but excluding special or consequential damages, arising from, relating to or otherwise in respect of, any governmental or other third-party claim against these indemnified persons that arises from, relates to or is otherwise in respect of (1) our business, operations, liabilities or obligations or (2) the ownership by the stockholders or any of their respective affiliates of any of our equity securities, except to the extent these losses and expenses (x) arise from any claim that the indemnified person’s investment decision relating to the purchase or sale of these equity securities violated a duty or other obligation of the indemnified person to the claimant or (y) are finally determined in a judicial action by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the stockholder or its affiliates.

Investment Opportunities

From time to time, directors are given an opportunity to invest in investment vehicles managed by certain of our subsidiaries on the same terms as other unaffiliated investors. Prior to the adoption of our Amended Policy Regarding Transactions with Related Parties described under “Review and Approval of Transactions With Related Persons” described below, these transactions were approved by at least a majority of our disinterested directors. In 2007, Ray Wirta, our Vice Chairperson and current director and former chief executive officer, invested $2.6 million in Realty Finance Corporation, a real estate investment trust managed and sponsored by an affiliate of ours as well as by our subsidiary, CBRE Capital Markets, formerly known as CBRE Melody. These investments have been made on the same terms as unaffiliated investors. Effective December 31, 2008, our management relationship with Realty Finance Corporation was terminated.

Additionally, Mr. Malek has committed to invest $2.0 million, Blum Family Partners, L.P., a significant stockholder affiliated with Mr. Blum, has committed to invest $1.5 million, Fargo Investments, L.P., of which Mr. Freeman is the general partner, has committed to invest $5.0 million, and Mr. Wirta has committed to invest $1.0 million in CB Richard Ellis Strategic Partners IV, L.P. (through pooled co-investment vehicles organized for the investment of certain employees). The Strategic Partner funds are closed-end real estate investment funds managed and sponsored by our subsidiary, CB Richard Ellis Investors. In 2008, Mr. Malek, Fargo Investments, L.P., Blum Family Partners, L.P. and Mr. Wirta funded their final committed amounts of $0.6 million, $1.4 million, $0.4 million, and $0.3 million, respectively, in this investment. Mr. Sulentic has committed to invest an aggregate minimum of $0.8 million in Trammell Crow Company Acquisitions I, L.P. and Trammell Crow Company Acquisitions II, L.P. (through pooled co-investments vehicles organized for the investment of certain employees). In 2008, Mr. Sulentic funded $0.1 million of his commitment in these investments.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

We have operated under our Standards of Business Conduct policy since 2004. As part of our Standards of Business Conduct, our directors and employees are expected to make business decisions and take actions based upon our best interests and not based upon personal relationships or benefits

Our Board has recognized that some transactions, arrangements and relationships present a heightened risk of an actual or perceived conflict of interest and has adopted a written Amended Policy Regarding Transactions with Related Parties governing these transactions. This policy governs any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships), which involves a potential corporate opportunity, or in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any of the following persons had, has or will have a direct or indirect material interest:

•	our directors, nominees for director or executive officers;

•	any beneficial owner of more than 5% of any class of our voting securities;

•	any immediate family member of any of the foregoing persons; and

•	any entity in which any of the foregoing persons has a substantial ownership interest or control of such entity.

Directors and executive officers are required to submit to our General Counsel a description of any current or proposed transaction in advance of participating in such transaction. Our General Counsel is responsible for determining whether or not the proposed transaction is subject to our policy. If our General Counsel deems such transaction subject to our policy, he or she will report such transaction to the Chairperson of the Audit Committee. The Audit Committee is responsible for approving such transactions and in doing so, the Audit Committee may take into account, among other factors it deems appropriate, due inquiries of disinterested senior business leaders, disinterested directors and legal counsel.

Each transaction described above under “Related-Party and Other Transactions Involving Our Officers and Directors” was approved by at least a majority of the disinterested directors of our Board and each such transaction was approved prior to our adoption of our Policy Regarding Transactions with Related Parties.

INCORPORATION BY REFERENCE

The Compensation Committee Report on Executive Compensation, the Audit Committee Report, reference to the independence of the Audit Committee members, portions of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and any information included on our website, included or described in the preceding pages are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Exchange Act, except to the extent that we specifically incorporate such information by reference.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Under the rules of the SEC, we are permitted to use a method of delivery, often referred to as “householding”. Householding permits us to mail a single set of proxy materials to any household in which two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts. If we household materials for future meetings, then only one copy of our Annual Report and Proxy Statement will be sent to multiple stockholders who share the same address and last name, unless we have received contrary instructions from one or more of those stockholders. In addition, we have been notified that certain intermediaries (i.e., brokers, banks or other nominees) will household proxy materials for the Annual Meeting. For voting purposes, a separate proxy card will be included for each account at the shared address. We will deliver promptly, upon oral or written request, a separate copy of the Annual Report and Proxy Statement to any stockholder at the same address. If you wish to receive a separate copy of the Annual Report and Proxy Statement, or future annual reports and proxy statements, then you may contact our Investor Relations Department by: (a) mail at CB Richard Ellis Group, Inc., Attention: Investor Relations, 200 Park Ave., 17th Floor, New York, New York 10166, (b) telephone at (212) 984-6515, or (c) e-mail at investorrelations@cbre.com. You can also contact your broker, bank or other nominee to make a similar request. Stockholders sharing an address who now receive multiple copies of our Annual Report and Proxy Statement may request delivery of a single copy by contacting us as indicated above, or by contacting their broker, bank or other nominee, provided the broker, bank or other nominee has elected to household proxy materials.

By Order of the Board of Directors

Laurence H. Midler
Secretary

Los Angeles, California

April 23, 2009

CB Richard 11150 Santa Monica Blvd., Room Ellis 120, Group, Los Angeles, Inc. California

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on Tuesday, June 2, 2009

The Proxy Statement and Annual Report are available at: http://www.cbre.com/annualmeeting

CB Richard Ellis Group, Inc.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 18, 2009 to facilitate timely delivery.

Dear CB Richard Ellis Group, Inc. Stockholder:

The 2009 Annual Meeting of Stockholders of CB Richard Ellis Group, Inc. (the “Company”) will be held at 8:00 a.m. (PDT), on Tuesday, June 2, 2009, at 11150 Santa Monica Blvd., Room 120, Los Angeles, California.

The purposes of the 2009 Annual Meeting are:

(1) to elect the 10 directors named in the Proxy Statement;

(2) to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm; (3) to approve a one-time option exchange program; (4) to approve an increase in the Company’s authorized common stock; and (5) to transact any other business properly introduced at the Annual Meeting.

The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3 and 4.

You must own shares of CB Richard Ellis Group, Inc. common stock at the close of business on April 9, 2009 (the “Record Date”) for the 2009 Annual Meeting of Stockholders, to attend and vote at the Annual Meeting and at any adjournments or postponements of the meeting.

CONTROL NUMBER

You may vote your proxy when you view the materials on the Internet.

You will be asked to enter this 11-digit control number

49211

Stockholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting.

Meeting Location:

11150 Santa Monica Blvd. Room 120 Los Angeles, California 90025

The following Proxy Materials are available for you to review online:

• the Company’s 2009 Proxy Statement;

• the Company’s Annual Report for the year ended December 31, 2008 (which is not deemed to be part of the official proxy soliciting materials); and • any amendments to the foregoing materials that are required to be furnished to stockholders.

To request a paper copy of the Proxy Materials: (you must reference your 11 digit control number) Telephone: 1-888-313-0164 (outside of the U.S and Canada call 201-680-6688) Email: shrrelations@bnymellon.com Internet: http://www.cbre.com/annualmeeting

ACCESSING YOUR PROXY MATERIALS ONLINE

YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST A PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY.

The Proxy Materials for CB Richard Ellis Group, Inc. are available to review at:

http://www.cbre.com/annualmeeting

Have this notice available when you request a PAPER copy of the Proxy Materials, when you want to view your proxy materials online OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY.

VOTE BY INTERNET

Use the Internet to vote your shares. Have this card in hand when you access the above website. On the bottom of the website under Registered Stockholders click on “Mellon” to access the electronic proxy card and vote your shares.

49211

Please Mark, Sign, Date and Return this Proxy Card Promptly Using the Enclosed Reply Envelope.

Please mark your votes as indicated in this example

X

The Board of Directors Recommends a Vote FOR Proposals 1, 2, 3 and 4

1. Election of Directors

Nominees: FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

1.1 Richard C. Blum

1.2 Patrice M. Daniels

1.3 Curtis F. Feeny

1.4 Bradford M. Freeman

1.5 Michael Kantor

1.6 Frederic V. Malek

1.7 Jane J. Su

1.8 Brett White

1.9 Gary L. Wilson

1.10 Ray Wirta

Registered Public Accounting Firm

3. Approval of the Option Exchange

Program

4. Approval of the Increase in

Authorized Shares

Authority is given to the proxies identified on this card to vote in their discretion upon such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

Mark Here for Address Change or Comments

SEE REVERSE

NOTE: Please sign exactly as name appears on this Proxy Card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date

Share Owner sign here

Co-Owner sign here

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

The Internet and telephone voting facilities will close at 8:59 p.m. PDT on June 1, 2009.

CB Richard Ellis Group, Inc.

INTERNET http://www.eproxy.com/cbg

Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.

OR

TELEPHONE 1-866-580-9477

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

49193

PROXY

CB Richard Ellis Group, Inc.

Proxy Solicited on Behalf of the Board of Directors of CB Richard Ellis Group, Inc. for the Annual Meeting—June 2, 2009

The undersigned hereby appoints Brett White and Robert E. Sulentic and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of CB Richard Ellis Group, Inc. to be held on Tuesday, June 2, 2009 or at any adjournment of the meeting.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR Proposals 1, 2, 3 and 4.

The CB Richard Ellis 401(k) Plan

If you are a participant in the CB Richard Ellis 401(k) Plan, this proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the CB Richard Ellis 401(k) Plan. This proxy, when properly executed, will be voted as directed. If no direction is given to the Trustee by 2:00 P.M., Pacific Daylight Time on May 29, 2009, the plan’s Trustee will vote your shares held in the plan in the same proportion as votes received from other participants in the plan.

Address Change/Comments

(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

FOLD AND DETACH HERE

CB Richard Ellis Group, Inc.

1-866-580-9477 CALL TOLL-FREE TO VOTE

THERE IS NO CHARGE FOR THIS CALL WITHIN THE UNITED STATES AND CANADA ONLY

ELECTRONIC ACCESS TO CB RICHARD ELLIS GROUP, INC.’S FUTURE ANNUAL REPORTS AND PROXY MATERIALS

Help CB Richard Ellis Group, Inc. reduce expenses and eliminate bulky materials from your mail. Unless you are a participant in the CB Richard Ellis 401(k) Plan, you can sign up for internet access to our proxy materials and Annual Report. If you enroll in this service, we will e-mail you the link to view the Annual Report and Proxy Statement on-line, along with instructions that will enable you to cast your ® vote. To sign up, simply log on to Investor ServiceDirect at www.bnymellon.com/shareowner/isd and follow the instructions indicated so that you will receive an e-mail to access next year’s proxy materials and Annual Report electronically.

You can now access your BNY Mellon Shareowner Services account online.

Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for CB Richard Ellis Group, Inc, now makes it easy and convenient to get current information on your shareholder account.

• View account status

• View certificate history

• View book-entry information

• View payment history for dividends

• Make address changes

• Obtain a duplicate 1099 tax form

• Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

****TRY IT OUT****

www.bnymellon.com/shareowner/isd

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

49193

*** Exercise Your Right to Vote ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

Meeting Information

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CB RICHARD ELLIS GROUP, INC.

BROKER LOGO HERE

Meeting Type: Annual Meeting

For holders as of: April 09, 2009

Date: June 02, 2009 Time: 8:00 AM PDT

Location: CB Richard Ellis Group, Inc.

11150 Santa Monica Blvd.

Room 120

Los Angeles, California 90025

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51 MERCEDES WAY

EDGEWOOD NY 11717

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John Sample

1234 ANYWHERE STREET

ANY CITY, ON A1A 1A1

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You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report 2. Notice & Proxy Statement

How to View Online:

Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET: www.proxyvote.com

2) BY TELEPHONE: 1-800-579-1639

3) BY E-MAIL*: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 18, 2009 to facilitate timely delivery.

— How To Vote —

Please Choose One of The Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12 Digit Control Number available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

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Voting items

The Board of Directors recommends that you

vote FOR the following:

1. Election of Directors

Nominees

01 Richard C. Blum 02 Patrice H. Daniels 03 Curtis F. Feeny 04 Bradford H. Freeman 05 Michael Kantor

06 Frederic V. Malek 07 Jane J. Su 08 Brett White 09 Gary L. Wilson 10 Ray Wirta

The Board of Directors recommends you vote FOR the following proposal(s):

2 Ratification of Independent Registered Public Accounting Firm

3 Approval of the Option Exchange Program

4 Approval of the Increase in Authorized Shares

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Reserved for Broadridge Internal Control Information

Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO BANKS AND BROKERS

AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

Broadridge Internal Use Only

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

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